Exhibit 99.4

EXECUTION COPY

SEA CONTAINERS SPC LTD.
Issuer

and

THE BANK OF NEW YORK
Indenture Trustee

SECOND AMENDED AND
RESTATED INDENTURE

Dated as of October 3, 2006

SEA CONTAINERS SPC LTD. SECURED NOTES

Section 810. Rights and Remedies Cumulative	49
Section 811. Delay or Omission Not Waiver	49
Section 812. Control by Control Party	49
Section 813. Waiver of Past Defaults	50
Section 814. Undertaking for Costs	50
Section 815. Waiver of Stay or Extension Laws	50
Section 816. Sale of Collateral	50
Section 817. Action on Notes	51

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 901. Duties of Indenture Trustee	51
Section 902. Certain Matters Affecting the Indenture Trustee	53
Section 903. Indenture Trustee Not Liable	54
Section 904. Indenture Trustee May Own Notes	54
Section 905. Indenture Trustee’s Fees, Indemnities and Expenses	55
Section 906. Eligibility Requirements for Indenture Trustee	55
Section 907. Resignation and Removal of Indenture Trustee	55
Section 908. Successor Indenture Trustee	56
Section 909. Merger or Consolidation of Indenture Trustee	57
Section 910. Separate Indenture Trustees, Co-Indenture Trustees and Custodians	57
Section 911. Representations and Warranties	58
Section 912. Indenture Trustee Offices	59
Section 913. Notice of Event of Default	59

ARTICLE X

AMENDMENTS

Section 1001. Amendments Without Consent of Holders	59
Section 1002. Amendments with Consent	60
Section 1003. Execution of Amendments	62
Section 1004. Effect of Amendments	62

ARTICLE XI

HOLDERS LISTS

Section 1101. Issuer to Furnish Indenture Trustee Names and Addresses of Holders	62
Section 1102. Preservation of Information; Communications to Holders	62

ARTICLE XII

TRIGGER EVENT

Section 1201. Trigger Event	62

ARTICLE XIII

CONDITIONS OF CLOSING OF THE
SECOND AMENDED AND RESTATED INDENTURE

Section 1301. Effectiveness of Indenture	63

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 1401. Compliance Certificates and Opinions	66
Section 1402. Form of Documents Delivered to Indenture Trustee	66
Section 1403. Acts of Holders	67
Section 1404. Inspection	67
Section 1405. Limitation of Rights	68
Section 1406. Severability	68
Section 1407. Notices	68
Section 1408. Consent to Jurisdiction	70
Section 1409. Captions	71
Section 1410. Governing Law	71
Section 1411. No Petition	71
Section 1412. Reserved	71
Section 1413. Effective Date of Transaction	71
Section 1414. WAIVER OF JURY TRIAL	71
Section 1415. Waiver of Immunity	71
Section 1416. Judgment Currency	72
Section 1417. [Reserved]	72
Section 1418. Non-Reliance on Lead Arrangers and Other Noteholders; Exculpation of Lead Arrangers	72
Section 1419. Indenture Trustee Authorization	73

APPENDIX A	–	Master Index of Defined Terms

EXHIBIT A	–	Form of Asset Base Certificate
EXHIBIT B-1	–	Form of Existing Note
EXHIBIT B-2		Form of Series 2006 Note
EXHIBIT C	–	Depreciation Methods by Type of Container
EXHIBIT D	–	Assignment and Transfer Certificate (Rule 144A)
EXHIBIT E	–	Assignment and Transfer Certificate (other than Rule 144A)
EXHIBIT F	–	Form of Non-Recourse Release
EXHIBIT G	-	Required EBITDA Ratios

SCHEDULE 801(a)(8)	–	Schedule to Default Provision

v

This Second Amended and Restated Indenture, dated as of October 3, 2006, amending and restating the Amended and Restated Indenture, dated as of July 16, 2001 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Indenture”), which amended and restated the Indenture, dated as of December 19, 1996 (as such Indenture has been amended and supplemented to date, by this amendment and restatement, and may be further amended from time to time in accordance with the terms hereof, the “Indenture”), between Sea Containers SPC Ltd., a company organized and existing under the laws of Bermuda (the “Issuer”) and The Bank of New York, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H :

In consideration of the mutual agreements herein contained, each party agrees, for the benefit of the other party, the Noteholders, the Lead Arrangers and all Eligible Interest Rate Hedge Counterparties, to amend and restate the Existing Indenture in its entirety as follows:

GRANTING CLAUSE

To secure the payment of all Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in the Indenture, the Issuer hereby confirms the continuation of, and reaffirms, the grant, conveyance, assignment, mortgage, pledge, hypothecation and transfer contained in the Granting Clause of the Existing Indenture, and hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Indenture Trustee, for the benefit of the Lead Arrangers, the Administrative Agent, the Noteholders and any Eligible Interest Rate Hedge Counterparty, a first priority perfected security interest in and to all assets and properties of the Issuer, including, but not limited to, all of the Issuer’s right, title and interest in, to and under the following, whether now existing or hereafter created: (i) the Managed Containers, including, without limitation, the Managed Containers acquired by the Issuer on the 2006 Closing Date and described on Schedule 1 to the Container Transfer Certificate delivered on that date, and the Managed Containers described in Schedule 1 to the 2006 Assignment, Assumption and Delegation Agreement which constitutes all of the Managed Containers (including any and all additions and substitutions therefor acquired from time to time) and other Transferred Assets, (ii) the Trust Account, the Restricted Cash Account, the Asset Base Account, and all amounts and Eligible Investments, Financial Assets, Investment Property, Securities Entitlements and all other instruments, assets or amounts credited to any of the foregoing or otherwise on deposit from time to time in the foregoing, (iii) the Contribution and Sale Agreement, all Interest Rate Hedge Agreements, the Non-Recourse Pledge Agreement and any Management Agreement, (iv) all income, payments and proceeds of the foregoing, and (v) all of the following (without duplication) which arise out of or in any way relate to (but only to the extent they relate to) the Managed Containers:

(a)                                  All Accounts;

(b)                                 All Chattel Paper;

(c)                                  All Contracts;

(d)                                 All Documents;

(e)                                  All General Intangibles;

(f)                                    All Instruments;

(g)                                 All Inventory;

(h)                                 All Supporting Obligations;

(i)                                     All Equipment;

(j)                                     All property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

(k)                                  To the extent not included above and without limiting the foregoing, all Chattel Paper, the Master Lease, the Equipment Management Agreement, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and guarantees thereof in every case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Container Related Agreements, including (in each case only to the extent related to the Managed Containers), without limitation, (i) all rentals, payments and other moneys, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any Container Related Agreement; (ii) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements; (iii) any and all collateral security provided by, or on behalf of GE SeaCo with respect to the Master Lease, the Master Lease Sublease, and the Equipment Management Agreement, including without limitation, the collateral described in Assignment of Security Interests; (iv) any guarantee of the Container Related Agreements and (v) any rights of the Issuer in respect of any subleases or assignments permitted under the Container Related Agreements;

(l)                                     All insurance proceeds of the Collateral, all proceeds of the voluntary or involuntary disposition of the Collateral or such proceeds;

(m)                               Any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Collateral;

(n)                                 To the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All of the property described in this Granting Clause is herein collectively called the “Collateral” (provided that notwithstanding the foregoing grant of a security interest, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person, (ii) no lease in which the lessee is a Sanctioned Person or (iii) no Sanctioned Container shall be Collateral) and as such is security for all “Outstanding Obligations”.

In furtherance of the foregoing, the Issuer hereby confirms the grant contained in the Granting Clause of the Existing Indenture, and hereby grants, to the Indenture Trustee, for the benefit of the Noteholders, the Lead Arrangers, the Administrative Agent and each Eligible Interest Rate Hedge Counterparty (i) a fixed charge over all of the Managed Containers, the Master Lease, the Equipment Management Agreement, the Contribution and Sale Agreement, the 2006 Assignment, Assumption and Delegation Agreement, the Interest Rate Hedge Agreement, the Non-Recourse Pledge Agreement and the Management Agreement and (ii) a floating charge over all other assets of the Issuer (provided that notwithstanding the foregoing grant of a charge in (i) and (ii) above, (A) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to a Sanctioned Person, (B) no lease in which the lessee is a Sanctioned Person or (C) no Sanctioned Container shall be subject to such charge). In addition, the Issuer hereby appoints the Indenture Trustee as its designee for purposes of exercising the power of attorney granted by the Manager pursuant to Section 9.4 of the Management Agreement.

ARTICLE I

DEFINITIONS

Section 101.   Defined Terms.  Capitalized terms used in the Indenture shall have the meanings set forth in Appendix A hereto and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

Section 102.   Other Definitional Provisions.  (a) All terms defined in the Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto.

(b)                                 As used in the Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in the Indenture or in any such certificate or other document, and accounting terms partly defined in the Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in the Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in the Indenture or in any such certificate or other document shall control.

(c)                                  With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date,” shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date next following the end of such Collection Period.

(d)                                 References to the Manager’s financial statements shall mean the consolidated financial statements of the Manager and its consolidated subsidiaries.

(e)                                  With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

(f)                                    With respect to the calculations of the ratios set forth in the Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be.

Section 103.   Computation of Time Periods.  Unless otherwise stated in the Indenture, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 104.   Duties of Administrative Agent.  All of the duties and responsibilities of the Administrative Agent set forth in the Indenture are subject in all respects to the terms and conditions of the Administration Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledge the terms of the Administration Agreement and agree to cooperate with the Administrative Agent in its execution of its duties and responsibilities.

Section 105.   General Interpretive Principles.  For purposes of the Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the defined terms in the Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)                                  references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of the Indenture;

(d)                                 a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)                                  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular provision; and

(f)                                    the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 106.   Statutory References. References in the Indenture and each “Transaction Document” to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

ARTICLE II

THE NOTES

Section 201.   Authorization of Notes.  (a) The aggregate principal amount of Notes which may be issued, authenticated and delivered under the Indenture on or after the 2006 Closing Date is limited to One Hundred Sixty Million Six Hundred Sixty Thousand Eight Hundred Twenty Four and 70/100 Dollars ($160,660,824.70), except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes (including Existing Notes to the extent not replaced by replacement Existing Notes issued on the 2006 Closing Date, which shall continue to be Outstanding Obligations to the extent of amounts unpaid thereunder, if any) pursuant to Section 205 hereof.  On the 2006 Closing Date, the Series 2006 Notes may be issued, authenticated and delivered under the Indenture in an aggregate principal amount of $53,744,902.16.  The Issuer intends that such Note shall constitute a “security” within the meaning of Article 8 of the UCC.

(b)                                 Upon satisfaction of and compliance with the requirements and conditions to closing set forth herein, Notes to be executed and delivered may be executed by the Issuer and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

(c)                                  The Existing Notes and the indebtedness of the Issuer evidenced thereby shall continue to be Outstanding notwithstanding this amendment and restatement of the Existing Indenture.

Section 202.   Form of Notes.  Each Note to be issued, authenticated and delivered in fully registered form shall be substantially in one of the forms attached as Exhibits B-1 and B-2, respectively, hereto. The Notes shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates as provided herein.  The Notes issued after the 2006 Closing Date shall be in minimum denominations of $1,000,000 and in integral multiples of $1,000,000 in excess thereof, provided that one Note of each series may be issued in a nonstandard denomination.

Section 203.   Execution; Recourse Obligation.  The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer. The Notes issued on original issuance shall be dated as of the date of their authentication by the Indenture Trustee.

In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of Issuer’s right, title and interest in the Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Seller, the Manager or of any shareholder or any Affiliate of the Seller (other than the Issuer) or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of the Indenture or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that the Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of the Indenture or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of such Notes. No Person, other than the Issuer, shall be liable for any obligation of the Issuer under the Indenture or any Note or any losses incurred by any Noteholder.

Section 204.   Certificate of Authentication.  No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached as either Exhibit B-1 or B-2 hereto. Such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

Section 205.   Registration: Registration of Transfer and Exchange of Notes.  (a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”). The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to the Administrative Agent upon its request. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of the Indenture, and the Indenture Trustee, the Lead Arrangers and the Issuer shall not be affected by any notice or knowledge to the contrary. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee, the Lead Arrangers and the Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar, and the Indenture Trustee and the Lead Arrangers shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b)                                 Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts.

(c)                                  All payments on the Notes shall be paid to the Noteholders reflected in the Note Register (or as directed by any of them) as of the related Record Date by wire transfer of immediately available funds for receipt prior to 2:00 p.m. (New York City time) on the related Payment Date. Any payments received by the Noteholders after 2:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by 1:00 p.m., on such date, then the Issuer shall be deemed to have made such payment at the time so required.

(d)                                 A Note shall be transferable only upon the surrender to the Indenture Trustee of such Note together with (i) an assignment (executed by the existing Holder or its duly authorized attorney) in form reasonably satisfactory to the Indenture Trustee (it being agreed that an assignment in the form included in Exhibit D or E hereto shall be satisfactory to the Indenture Trustee) and (ii) the documents required pursuant to Sections 205(f) and (g) hereof. Upon satisfaction of the requirements set forth in the preceding sentence, each Holder of a Note shall have the right, upon surrender of such Note to the Indenture Trustee, to require a new Note or Notes to be issued to it or to a prospective seller, in a minimum denomination of the lesser of (x) $1,000,000 or (y) the then unpaid principal balance of the Note being surrendered, in substitution of the Note being surrendered.  Upon delivery to the Indenture Trustee of executed copies of the documents described in the first sentence of this Section 205(d), the Indenture Trustee shall promptly record such transfer in the Note Register on the Business Day such documents are so delivered (if such documents are delivered to the Indenture Trustee on or before 10:00 A.M. (New York time) on such Business Day) or on the next succeeding Business Day (if such documents are delivered to the Indenture Trustee after 10:00 A.M. (New York time) on such Business Day), and, after such recordation (A) the assignee or purchaser thereunder shall become a “Holder” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned or transferred to it pursuant to such assignment and (B) the assigning or selling Holder thereunder shall, to the extent that rights and obligations hereunder have been assigned or transferred by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Indenture.

(e)                                  Any service charge made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder.  Such service charge shall not exceed $3,500 and not be payable in connection with a transfer by a Noteholder to an Affiliate.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

(f)                                    Each prospective initial Noteholder acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest or participation in Notes acquiring such beneficial interest or participation in a Note shall represent and warrant (which representation and warranty shall be in writing except for the sale by a Holder to an Affiliate of a participation interest in a Note) to the Indenture Trustee, the Issuer, the Manager and any successor Manager that one of the following statements is true and correct: (i) the purchaser is not (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA, (B) a plan, account or other arrangement which is subject to (I) Section 4975 of the Code or (II) any other federal, state, local, non-U.S. or other law or regulation that is similar to such provisions of ERISA or the Code (“Similar Law”) (each such plan described in (A) or (B), a “Benefit Plan”) or (C) directly or indirectly acquiring or holding the Notes or a beneficial interest or participation therein on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Benefit Plan, (ii) the acquisition and holding will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code and will not give rise to a non-exempt transaction described in Section 406 of ERISA or Section 4975(c) of the Code or a violation of any applicable Similar Law, (iii) the source of funds (the “Source”) to be used by the purchaser to pay the purchase price of the Notes or a beneficial interest or participation therein is a guaranteed benefit policy within the meaning of Section 401(b)(2)(B) of ERISA, or (iv) the Source to be used by the purchaser to pay the purchase price of the Notes or a beneficial interest or participation therein is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995), and there is no Benefit Plan (treating as a single plan, all Benefit Plans maintained by the same employer (or an affiliate within the meaning of Section V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the reserves and liabilities for the general account contracts held by or on behalf of such Benefit Plan, as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”), exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the purchaser’s state of domicile.

(g)                                 Each Noteholder may sell transfer or assign its Note(s), or a beneficial interest or participation therein, so long as there is no negative tax consequence to the Issuer and provided that such transaction does not require registration or qualification under the Securities Act and pursuant to an effective registration or qualification under any State securities or “Blue Sky” laws. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A under the Securities Act, the prospective purchaser (other than an Affiliate acquiring a participation interest in a Note) shall furnish to the Indenture Trustee a certificate substantially in the form of Exhibit E hereto. If such transfer is to be made in reliance upon Rule 144A under the Securities Act, the prospective purchaser (other than an Affiliate acquiring a participation interest in a Note) shall furnish to the Indenture Trustee a certificate, substantially in the form of Exhibit D hereto. The Issuer (or Manager as agent for the Issuer) shall promptly furnish to any Holder, or any prospective owners designated by a Holder, the information required to be delivered to any Holder and prospective owner in connection with a resale of the Notes to permit compliance with Rule 144A in connection with such resale. No Note may be subdivided (including any assignment or transfer of a participation or beneficial interest therein) for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been $1,000,000.

(h)                                 In the event that a Noteholder sells a participation interest in a Note, such Holder shall, on behalf of and acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain, or cause to be maintained at its office, a register on which it enters the name of all transferees of such interests in the Note held by it and the principal amount (and stated interest thereon) of the portion of the Note which is the subject of the participation (the “Participant Register”).  A Note may be participated by any Holder in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide).  The Participant Register shall be available for inspection by the Issuer and the Indenture Trustee at any reasonable time and from time to time upon reasonable prior notice.

Section 206.   Mutilated, Destroyed, Lost and Stolen Notes.  (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless (the unsecured indemnity, in form and substance acceptable to the Indenture Trustee, of a Rated Institutional Noteholder being deemed satisfactory for such purpose), then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

(b)                                 If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)                                  The Indenture Trustee and Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or Issuer. Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of the Indenture with all other Notes. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 207.   Delivery, Retention and Cancellation of Notes.  Each Noteholder is required, and by acceptance of its Note is deemed to have agreed, to return to the Indenture Trustee any Note on which the final payment due thereon has been made, such delivery to be made within thirty (30) days after the date on which such final payment is received by such Noteholder. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of the Indenture, whether or not such Note is ever returned to the Indenture Trustee. Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be cancelled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such cancelled Notes upon request; provided, however, that the Indenture Trustee shall not be required to destroy cancelled Notes. If the Indenture Trustee, for its own account, shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been cancelled by the Indenture Trustee shall be deemed paid and discharged for all purposes under the Indenture.

Section 208.   Interest Payments on the Notes.

(a)                                  Interest on the Notes.  Interest on the Notes in an amount equal to the Note Interest Payment shall be payable on each Payment Date and shall be paid from amounts on deposit in the Trust Account in accordance with the priority of payments set forth in Section 302 and 806 hereof. All interest payable on the Notes shall be computed on the basis of either (i) in the case of interest calculations based on the Adjusted Eurodollar Rate, the actual number of days elapsed in a 360-day year, or (ii) in the case of interest calculations based on the Base Rate, the actual number of days elapsed in a 365 (or 366 as applicable) day year. To the extent that the Note Interest Payment which is due and payable on any Payment Date is not paid in full on such date, such Note Interest Arrearage shall be due and payable on the immediately succeeding Payment Date in accordance with the priority of payments set forth in Section 302 hereof, and any such non-payment on any Payment Date of the Note Interest Payment shall constitute an Event of Default pursuant to the provisions of Section 801(1) hereof.

(b)                                 Default Interest. If the Issuer shall default in the payment of principal of, or accrued interest on, any Note on the Final Payment Date or date of earlier acceleration thereof in accordance with the terms of the Indenture or default in the payment of any other amount becoming due under the Indenture when such amount becomes due, the Issuer shall pay Default Interest on such unpaid amounts, to the extent permitted by applicable law and in accordance with the priority of payments set forth in Section 302 and Section 806 hereof, to, but not including, the date of actual payment (after as well as before judgment), at a rate per annum equal to the Overdue Rate; provided, however, such Default Interest shall not be payable if (i) such Event of Default arises under Section 801(4) as to the Issuer and (ii) the Issuer shall have obtained a final and non-appealable order entered by the bankruptcy court having jurisdiction over the Chapter 11 case of the Issuer or other court of competent jurisdiction in form and substance satisfactory to the Lead Arrangers which (i) authorizes the Notes to be converted into a debtor-in-possession financing facility in a manner satisfactory to the Lead Arrangers, in their sole and absolute discretion, or (ii) authorizes the Issuer to use proceeds of the Collateral as cash collateral and grants adequate protection to the Noteholders in a manner satisfactory to the Lead Arrangers, in their sole and absolute discretion, in the form of, inter alia, the current payment of principal, interest, fees and other charges and requires compliance with all covenants regarding the Collateral contained in the Transaction Documents.

Section 209.   Principal Payments on the Notes.  (a) No Noteholder shall be obligated to advance funds to the Issuer after the 2006 Closing Date.  The principal balance of each Note shall be payable on each Payment Date from amounts on deposit in the Trust Account in an amount equal to the then unpaid Note Principal Balance of such Note, to the extent that funds are available for such purpose in accordance with the priority of payments set forth in Section 302 or Section 806 hereof.  The unpaid principal amount of all Notes, together with all accrued but unpaid interest, fees, expense, costs and other amounts payable by the Issuer to the Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and the other Transaction Documents, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Notes have been accelerated in accordance with Section 802 of the Indenture and (y) the third anniversary of the 2006 Closing Date (the “Final Payment Date”).

(b)                                 [Reserved]

(c)                                  The Issuer may voluntarily prepay all or a portion of the Aggregate Note Principal Balance subject to the satisfaction of conditions set forth in Section 702(b) and 702(c) hereof; provided, however, that the Issuer may not make such repayment from funds in the Trust Account, except to the extent that funds in the Trust Account would otherwise be payable to the Issuer in accordance with the terms of the Indenture on such Payment Date. In the event of any Prepayment of the Notes in accordance with this Section 209(c), the Issuer shall pay, in addition to the principal balance being prepaid, an amount equal to the sum of (i) any Breakage Costs demanded by the Noteholders in connection with such Prepayment, (ii) accrued interest to the date of prepayment on the principal balance being prepaid and (iii) the amounts described in Section 702(c) hereof.

(d)                                 The Issuer shall not be entitled to reborrow any funds for which a Prepayment is made in accordance with the provisions of Section 209(c) hereof.

Section 210.   Taxes.  (a) In addition to payments of principal and interest on the Notes when due, the Issuer shall pay, but only in accordance with the priorities for distributions set forth in Section 302 of the Indenture, to Lead Arranger, each Noteholder and any Person to which any such Lead Arranger or Noteholder, as the case may be, has sold an interest or participation (each of the foregoing, an “Indemnified Party”) any and all present or future taxes, fees, duties, levies, imposts, or charges, or any other similar deduction or withholding, whatsoever imposed by any Governmental Authority, and all liabilities with respect thereto, excluding such taxes as are imposed on or measured by each Indemnified Party’s net income by the jurisdiction under the laws of which such Indemnified Party, as the case may be, is organized or maintains an office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b)                                 In addition, the Issuer shall pay, subject to the payment priorities set forth in Section 302 or Section 806 of the Indenture, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Indenture or any other Transaction Document (hereinafter referred to as “Other Taxes”).

(c)                                  If any Taxes or Other Taxes are directly asserted or imposed against any Indemnified Party, the Issuer-shall indemnify and hold harmless such Indemnified Party, subject to the priorities for distribution set forth in Section 302 or Section 806, for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 210) paid by the Indemnified Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. If the Issuer fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Indemnified Party the required receipts or other required documentary evidence, the Issuer shall indemnify the Indemnified Party for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Indemnified Party as a result of any such failure. Payment under this indemnification shall be made in accordance with the payment priorities set forth in Section 302 or Section 806 of the Indenture after the Indemnified Party makes written demand therefor. Indemnified Party shall give prompt notice to Issuer of any assertion of Taxes or Other Taxes so that Issuer may, at its option, contest such assertion.

(d)                                 Within thirty (30) days after the date of any payment by the Issuer of Taxes or Other Taxes, the Issuer shall furnish to the affected Indemnified Party the original (or a certified copy) of a receipt evidencing payment thereof, or other evidence of payment thereof satisfactory to such Indemnified Party.

(e)                                  Taxes, Other Taxes and other indemnification payments owing pursuant to the provisions of this Section 210 shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event there are insufficient funds available to make such payments in accordance with the payment priority set forth in Section 302 or Section 806 of the Indenture.

Section 211.   Increased Costs.  If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by an Indemnified Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Closing Date in 2001, for the Existing Notes, or the 2006 Closing Date for the Series 2006 Notes, shall (A) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Adjusted Eurodollar Rate), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Indemnified Party, or (B) impose any other condition affecting the commitments or rights of an Indemnified Party under any Transaction Document, the result of which is to increase the cost to such Indemnified Party or to reduce the amount of any sum received or receivable by an Indemnified Party under any Transaction Document, then within ten days after demand by such Indemnified Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such affected Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such additional or increased cost incurred or such reduction suffered. In determining any amount provided for in this Section 211, the Indemnified Party may use any reasonable averaging and attribution methods. Any Indemnified Party making a claim under this section shall submit to the Issuer and the Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error. Prior to making any claim pursuant to the provisions of this Section 211, the affected Indemnified Party will use reasonable efforts to mitigate or eliminate the amount of such Increased Cost if such mitigation effects are not, in the judgment of the affected Indemnified Party, illegal or otherwise disadvantageous to such Indemnified Party.

Payment owing pursuant to the provisions of this Section 211 shall be made in accordance with the priorities for distributions set forth in Section 302 or Section 806 of the Indenture. Increased Costs shall not constitute a “claim” (as defined in Section in Section 101(5) of the Bankruptcy Code) against the Issuer in the event that there are insufficient funds available to meet such payments in accordance with Section 302 or Section 806 of the Indenture.

Section 212.   Capital Requirements.  If any Indemnified Party shall determine that any change after the 2001 Closing Date for the Existing Notes, or the 2006 Closing Date for the Series 2006 Notes, in (i) any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards”, or (ii) the adoption after the date hereof of any other law or requirement of law regarding capital adequacy, including the proposed “The New Basel Capital Accord”, or any change after the 2001 Closing Date in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, or compliance by any Indemnified Party (or any business office of the Indemnified Party) or the Indemnified Party’s holding company with any request or directive regarding capital adequacy of any Governmental Authority, has or would have the effect of reducing the rate of return on the Indemnified Party’s capital or on the capital of the Indemnified Party’s holding company, to a level below that which the Indemnified Party or the Indemnified Party’s holding company could have achieved, in each case but for such adoption, change or compliance (taking into consideration the Indemnified Party’s policies and the policies of the Indemnified Party’s holding company with respect to capital adequacy) by an amount reasonably deemed by the Indemnified Party to be material, then, within ten days after written demand for the payment thereof, pay to the affected Indemnified Party such additional amount or amounts as will compensate the Indemnified Party or the Indemnified Party’s holding company for any such reduction suffered. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 302 or Section 806 of the Indenture after the Indemnified Party makes written demand therefor. Indemnification amounts shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event there are insufficient funds available to make such payments on a Payment Date under Section 302 or Section 806 of the Indenture. Without affecting its rights under this Section 212 or any other provision of the Indenture or the Indenture, the Indemnified Party agrees that if there is an increase in any cost to or reduction in any amount receivable by the Indemnified Party with respect to which the Issuer would be obligated to compensate the Indemnified Party pursuant to this Section 212, the Indemnified Party shall use reasonable efforts to select an alternative business office which would not result in any such increase in any cost to or reduction in any amount receivable by the Indemnified Party; provided, however, the Indemnified Party shall not be obligated to select an alternative business office if the Indemnified Party determines that (i) as a result of such selection the Indemnified Party would be in violation of any Applicable Law, or would incur additional costs or expenses, or (ii) such selection would be unavailable for regulatory reasons or (iii) such selection would otherwise be illegal or disadvantageous to such Indemnified Party.

ARTICLE III

PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.   Principal and Interest.  Distributions of principal, premium, if any, and interest on any Notes shall be made to Noteholders as set forth in Section 302 of the Indenture.  If any Noteholder, whether by setoff or otherwise, has payment made to it with respect to any portion of any amount of the principal amount of the Notes or other amount owing to such Noteholder in a greater portion than that received by any other Noteholder (other than with respect to Breakage Costs, amounts payable under Sections 210, 211, 212 or otherwise where the context is to the effect that a payment is to be made to an identified Noteholder rather than to all Noteholders), such Purchaser agrees, promptly upon demand, to pay ratably to all other Noteholders, the amount of such excess such that all Noteholders shall receive their ratable portion of such payment.

Section 302.   Trust Account.  (a) The Issuer shall establish and maintain the Trust Account into which the Issuer shall deposit (or cause to be deposited) all Collections, Prepayments and other payments specified to be deposited therein pursuant to the terms of the Transaction Documents. Such Trust Account shall initially be established and maintained with the Corporate Trust Office of the Indenture Trustee in trust for the Indenture Trustee, on behalf of the Noteholders, the Lead Arrangers, the Administrative Agent and each Eligible Interest Rate Hedge Counterparty, until all Outstanding Obligations are paid in full. The Trust Account shall be an Eligible Account, shall be in the name of the Indenture Trustee and shall be pledged to the Indenture Trustee pursuant to the terms of the Indenture. The Issuer shall cause amounts to be deposited in the Trust Account in accordance with the Instruction Letter, and the Issuer and the Manager shall deposit into the Trust Account all amounts of Collections, Sales Proceeds or Casualty Proceeds in respect of any of the Managed Containers received directly by it at the times and in the amounts specified in the Management Agreement; provided, however, that to the extent received by the Manager or the Issuer, any Collections (other than Sales Proceeds or Casualty Proceeds) in respect of Sanctioned Containers shall be deposited in the Blocked Account. The Issuer shall not establish any additional Trust Accounts without (in each instance) prior written notice to the Indenture Trustee and the prior written consent of the Lead Arrangers.

(b)                                 The Issuer shall not permit the Manager to retain or otherwise net out from amounts otherwise required to be deposited to the Trust Account the amount of any Management Fees then due and payable.

(c)                                  On each Determination Date, (i) the Issuer shall cause the Manager, pursuant to the Management Agreement, to prepare and deliver to the Indenture Trustee, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty all calculations and allocations required by the Manager Report and (ii) the Manager shall prepare and deliver to the Indenture Trustee a certificate (the “Non-Issuer Certificate”) (1) specifying the portions of such payments attributable, on a reasonable basis, to Containers owned by Sea Containers Australia Pty Ltd., Sea Containers GmbH, Sea Containers Iberia S.A. and Sea Containers British Isles Ltd. or any entity other than the Issuer (collectively, the “Non-Issuer Entities”) and (2) directing the Indenture Trustee to transfer each such portion to such Non-Issuer Entity in the priority established under this Section 302(c) and Section 806.  On each Payment Date, the Indenture Trustee, based on the Manager Report (provided that, in the absence of the timely delivery of any Manager Report, or if the Administrative Agent instructs the Indenture Trustee in writing that the Manager Report is in error or is incomplete, the Indenture Trustee shall distribute the Available Distribution Amount solely in accordance with written instructions from the Administrative Agent (with a copy to each Eligible Interest Rate Hedge Counterparty and each Lead Arranger)), shall distribute an amount equal to the sum of (i) all Collections, Sales Proceeds, Casualty Proceeds and Class B Quota Dividends actually received by, or on behalf of, the Issuer during the related Collection Period, (ii) all Prepayments actually made by the Issuer subsequent to the immediately preceding Payment Date, (iii) all amounts transferred from the Restricted Cash Account in accordance with the provisions of Section 309 hereof; provided that the amounts described in this clause (iii) may be used only to make the payments described in Section 309(b) hereof, (iv) any earnings on Eligible Investments in the Trust Account and the Restricted Cash Account, (v) the net amount received by the Issuer pursuant to any Interest Rate Hedge Agreement then in effect and (vi) amounts paid to the Indenture Trustee under Section 631 (the sum of (i) through (vi) to the extent in the Indenture Trustee’s possession, collectively, the “Available Distribution Amount”), to the following Persons, by wire transfer of immediately available funds, in the following order of priority

(1)                                  To the Non-Issuer Entities, the amounts owing to Non-Issuer Entities in accordance with the Non-Issuer Certificates (or as determined reasonably by the Administrative Agent, as provided above), including, without limitation, such amounts attributable to Containers of Non-Issuer Entities which were sold prior to the 2006 Closing Date;

(2)                                  To the Indenture Trustee, all Indenture Trustee’s Fees then due and payable, together with all unpaid Indenture Trustee Indemnified Amounts payable pursuant to Section 905 hereof (but not to exceed $50,000 per annum);

(3)                                  Payments required by the Equipment Management Agreement to be paid by the Unit Manager so long as such payments are approved by the Lead Arrangers;

(4)                                  To each Eligible Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any scheduled payments (but not termination payments) owing by the Issuer pursuant to the terms of any Interest Rate Hedge Agreement, to the extent that such scheduled payments have not been previously paid by the Manager;

(5)                                  To the Administrative Agent, all of its Fees and Expenses;

(6)                                  To the Lead Arrangers and the other Noteholders, all of its Fees and Expenses;

(7)                                  To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid by the Manager) owing pursuant to the Director Services Agreement;

(8)                                  If the Indenture Trustee has received the Manager Report for such Payment Date, to the Manager, an amount equal to the sum of (x) any Management Fee Arrearage and (y) the Management Fee then due and payable;

(9)                                  [Reserved];

(10)                            To each Holder of a Note, pro rata, an amount equal to any Note Interest Arrearage (excluding Default Interest) for such Payment Date;

(11)                            To each Holder of a Note, pro rata, an amount equal to its Note Interest Payment for such Payment Date;

(12)                            To each Holder of a Note, pro rata, an amount equal to all remaining amounts until the Aggregate Note Principal Balance has been reduced to zero;

(13)                            To each Holder of a Note, on a pro rata basis, an amount equal to any Default Interest and any Breakage Costs and other amounts then due and owing pursuant to terms of Sections 209, 210, 211, 212 and 702(c) of the Indenture;

(14)                            To each Eligible Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any unpaid payments then due and payable pursuant to the terms of the related Interest Rate Hedge Agreement to the extent any such amounts remain unpaid after giving effect to clause (4) above;

(15)                            To the Director Services Provider, the amount of any unpaid Indemnified Amounts (as defined in the Director Services Agreement) owing pursuant to the Director Services Agreement to the extent not previously paid pursuant to clause (7) above;

(16)                            To the Indenture Trustee, the amount of any Indenture Trustee Indemnified Amounts to the extent any such amounts remain unpaid after giving effect to clause (2) above;

(17)                            To the Manager, unpaid indemnity payments owing pursuant to the terms of the Management Agreement;

(18)                            To the payment of all other Outstanding Obligations, whether or not then due and payable; and

(19)                            To the Issuer, any remaining Available Distribution Amount.

At its sole discretion, the Control Party may change the priority of any of items (1) — (18) above in a manner that is not prejudicial to a Noteholder, the Indenture Trustee or the Director Services Provider (without such party’s written consent).

(d)                                 For purposes of this Section and Section 806, on any Payment Date the Indenture Trustee shall be entitled to consider all funds in its possession as available for distribution in accordance with such Sections, unless a Manager Report timely delivered for such Payment Date indicates or the Indenture Trustee (based upon the instructions of the Administrative Agent) determines that any such funds are to be distributed in accordance with clause (1) of Section 302(c) or clause (2) of Section 806 after amounts payable pursuant to clause (1) of Section 806 are paid in full.

Section 303.   Investment of Monies Held in the Trust Account, the Restricted Cash Account and the Asset Base Account.  (a) The Indenture Trustee shall invest any cash deposited in the Trust Account, the Restricted Cash Account and the Asset Base Account in such Eligible Investments as the Lead Arrangers shall direct in writing or by telephone, confirmed in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Determination Date. If the Indenture Trustee has not received written instructions from the Lead Arrangers by 2:30 p.m. New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in overnight investments in The Bank of New York of the type described in clause (iv) of the definition of Eligible Investments. Any funds in the Trust Account, the Restricted Cash Account and the Asset Base Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the Indenture Trustee, for the benefit of the Noteholders, each Eligible Interest Rate Hedge Counterparty, the Administrative Agent and each Lead Arranger, and shall not be disposed of prior to their maturity except as necessary to pay amounts required pursuant to Section 302 or Section 806. Any earnings on Eligible Investments in the Trust Account, the Restricted Cash Account and the Asset Base Account shall be retained in each such account and be distributed in accordance with the terms of the Indenture. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303.

(b)                                 Each of the Issuer and the Indenture Trustee hereby agree that (i) each of the Trust Account, the Restricted Cash Account and the Asset Base Account will be a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) the Indenture Trustee shall, subject to the terms of this Indenture, be a Securities Intermediary and be entitled to exercise in accordance with the provisions of the UCC the rights that comprise any Financial Asset credited to such accounts, (iii) all Eligible Investments will be promptly credited to such accounts and shall be treated as a Financial Asset, and (iv) all securities or other property underlying any Financial Assets credited to such accounts shall be registered in the name of the Indenture Trustee, indorsed to the Indenture Trustee and in no case will any Financial Asset credited to the Trust Account, the Restricted Cash Account and the Asset Base Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the financial intermediary at which such accounts are maintained or in blank.

(c)                                  The Indenture Trustee, acting in accordance with the terms of the Indenture, shall be entitled to provide an Entitlement Order (as defined in Section 8-102(a)(8) of the UCC) to the financial intermediary at which such accounts are maintained, provided, however that the Indenture Trustee agrees not to invoke its right to provide an Entitlement Order unless an Event of Default has occurred and is continuing. Upon receipt of the Entitlement Order in accordance with the provisions of the Indenture, the Indenture Trustee shall, in its capacity as Securities Intermediary, comply with such Entitlement Order without further consent by the Issuer or any other Person.

(d)                                 Each of the Trust Account, the Restricted Cash Account and the Asset Base Account shall be initially established with the Indenture Trustee and, so long as any Outstanding Obligation remains unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating or (B) each of the Trust Account, the Restricted Cash Account and the Asset Base Account are maintained in the corporate trust department of the Indenture Trustee. If any of the Trust Account, the Restricted Cash Account or the Asset Base Account is not maintained in the corporate trust department of the Indenture Trustee and if the short-term unsecured debt obligations of the Indenture Trustee fall below the Required Deposit Rating, then the Issuer shall within 10 days, with the Indenture Trustee’s assistance as necessary, cause each of the Trust Account, the Restricted Cash Account and the Asset Base Account to be transferred to either (A) an Eligible Institution which then maintains the Required Deposit Rating and is otherwise acceptable to the Lead Arrangers, or (B) with the prior written consent of the Lead Arranger, the corporate trust department of the successor Indenture Trustee. If any of the Trust Account, the Restricted Cash Account or the Asset Base Account is maintained with a Person other than the Indenture Trustee or, if a Person other than the Indenture Trustee shall be the Securities Intermediary, the Issuer shall obtain the prior written consent of the Lead Arrangers and the express agreement of (i) the Indenture Trustee as to the designation of such other Person as Securities Intermediary and (ii) such other Person to the obligations of the Securities Intermediary set forth in the Indenture (including, but not limited to, an agreement by such other Person to such provisions as may be necessary to give the Indenture Trustee “control” pursuant to Section 8-106(d) of the UCC).

(e)                                  Each of the Trust Account, the Restricted Cash Account and the Asset Base Account shall be maintained in the State of New York, and shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and each of the Trust Account, the Restricted Cash Account and the Asset Base Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York.

(f)                                    The Securities Intermediary has not entered into, and until the termination of the Indenture will not enter into, any agreement with any other Person relating to each of the Trust Account, the Restricted Cash Account, the Asset Base Account or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Manager or the Indenture Trustee purporting, to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 303(c) hereof.

(g)           Except for the claims and interest of the Indenture Trustee and of the Issuer in each of the Trust Account, the Restricted Cash Account and the Asset Base Account, to the best of its knowledge without independent investigation, the Securities Intermediary knows of no claim to, or interest in, any of the Trust Account, the Restricted Cash Account, the Asset Base Account or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Restricted Cash Account, the Asset Base Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, the Lead Arrangers and the Issuer thereof.

(h)           The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in and each of the Trust Account, the Restricted Cash Account, the Asset Base Account and in all Proceeds thereof. Each of the Trust Account, the Restricted Cash Account and the Asset Base Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, each Eligible Interest Rate Hedge Counterparty and the Lead Arrangers. The Indenture Trustee shall make withdrawals and payments from each of the Trust Account, the Restricted Cash Account and the Asset Base Account to apply such amounts in accordance with the provisions of the Indenture.

(i)            The Manager shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Account and the Restricted Cash Account unless the security interest granted and perfected in such account in favor of the Indenture Trustee shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

(j)            In the event that a Corporate Trust Officer of the Indenture Trustee obtains actual knowledge that the Indenture Trustee (including in its capacity as Securities Intermediary and as depositary bank) has or subsequently obtains by agreement, operation of law or otherwise a security interest in any of the Trust Account and the Restricted Cash Account or any security entitlement credited thereto, the Indenture Trustee (including in its capacity as Securities Intermediary and as depositary bank) hereby agrees that such security interest shall be subordinate to the security interest created by the Indenture. The Financial Assets and other items deposited to the accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person except as created pursuant to the Indenture.

Section 304.   Reports to Noteholders.  The Indenture Trustee shall promptly furnish to each Noteholder, each Eligible Interest Rate Hedge Counterparty and each Lead Arranger a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the Contribution and Sale Agreement or the Management Agreement.

Section 305.   Records.  The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account, the Restricted Cash Account, the Asset Base Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver at least monthly an accounting thereof in the form of a trust statement to the Issuer, the Manager and upon its request, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty.

Section 306.   No Claim.  Indemnities payable by the Issuer to the Indenture Trustee or any other Person shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer in the event that there are insufficient funds available to make such payments in accordance with the payment priority set forth in Section 302 or Section 806 of the Indenture.

Section 307.   Tax Treatment of Notes.  The Issuer has entered into the Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into the Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 308.   [Reserved]

Section 309.   Restricted Cash Account.  (a) On the 2001 Closing Date, the Issuer established and shall continue to maintain so long as such account is required under the Indenture an Eligible Account in the name of the Indenture Trustee with the Indenture Trustee which shall be designated as the Restricted Cash Account, which account shall be pledged to the Indenture Trustee pursuant to the Indenture. The Restricted Cash Account shall only be relocated to another financial institution in accordance with the express provisions of Section 303(d) hereof. On the 2006 Closing Date, $4,714,139.28 shall be on deposit in the Restricted Cash Account, $400,000 of which shall be reserved for application, at the direction of the Lead Arrangers, for fees and expenses of the Lead Arrangers (the “Reserve Amount”).  Upon the earlier to occur of (a) the consummation of a plan of reorganization for the Seller under Chapter 11 of the Bankruptcy Code and (b) the payment in full in cash of the Outstanding Obligations, the Indenture Trustee shall, if so requested by the Issuer, release any unapplied portion of the Reserve Amount to the Issuer free and clear of the Lien of the Indenture.

(b)           Amounts on deposit in the Restricted Cash Account (other than the Reserve Amount) shall be applied at the instruction of the Lead Arrangers in their sole and absolute discretion to any amounts described in Section 302(c)(1) through (11), provided, however, that in any event amounts on deposit in the Restricted Cash Account shall be applied, in the order of priority set forth in Section 302(c), to any of the amounts described in Section 302(c), in the case of any such amount which is then due and payable and if unpaid would result, with notice or lapse of time or both, in an Event of Default.  The Reserve Amount shall be applied, at the instruction of the Lead Arrangers in their sole and absolute discretion, to the fees and expenses of the Lead Arrangers.

(c)           After the 2006 Closing Date, no additional deposits shall be required to be made in the Restricted Cash Account.

Section 310.   Asset Base Account.

(a)           On the 2006 Closing Date the Manager Transition Cost Account established pursuant to Section 310 of the Existing Indenture will be continued but renamed the “Asset Base Account” and maintained so long as such account is required under the Indenture.

On the 2006 Closing Date, $2,600,000 shall be on deposit in the Asset Base Account out of proceeds from the Series 2006 Notes.

(b)           [Reserved]

(c)           If on the first anniversary of the 2006 Closing Date or at any time thereafter, no Trigger Event or Event of Default shall have occurred and be continuing, the Indenture Trustee shall, if so requested by the Issuer, release all amounts on deposit in the Asset Base Account to the Issuer free and clear of the Lien of the Indenture. If, before such release of the Asset Base Account, the provisions of Section 806 become applicable, any then remaining balance in the Asset Base Account shall be distributed in accordance with Section 806 as the last application of funds thereunder (determined in the reasonable judgment of the Control Party) or such earlier application at the request of the Issuer.

ARTICLE IV

COLLATERAL

Section 401.   Collateral.  (a) The Notes and the obligations of the Issuer hereunder shall be an obligation of the Issuer as provided in Section 203 hereof. The Noteholders, the Lead Arrangers, the Administrative Agent and each Eligible Interest Rate Hedge Counterparty shall also have the benefit of, and the Outstanding Obligations shall be secured by and be payable from, the Issuer’s right, title and interest in the Collateral. The income, payments and proceeds of such Collateral shall be allocated to each such secured party strictly in accordance with the applicable payment priorities set forth in Section 302 or Section 806 hereof.

(b)           Notwithstanding anything contained in the Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract and Lease.

(c)           The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement. So long as the Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Collateral as the Manager may reasonably request in writing in accordance with the express provisions of the Management Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Manager reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases and deposit such amounts into the Trust Account in accordance with the provisions of the Management Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases or in payment for or in respect any of the Managed Containers or on account of any of its Contracts shall be promptly deposited by the Issuer in precisely the form received

(with all necessary endorsements) in the Trust Account, and until so deposited shall be deemed to be held in trust by the Issuer as the Indenture Trustee’s property and shall continue to be collateral security for all of the obligations secured by the Indenture and shall not constitute payment thereof until applied as hereinafter provided. If an Event of Default of the type described in Section 801(2) hereof has occurred, any Sale of the Collateral pursuant to Section 816 hereof shall have occurred or a Manager Default has occurred, at the request of the Indenture Trustee, with the consent of or at the direction of the Control Party, to the extent practicable, the Issuer shall deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing, and relating to, the sale, lease and delivery of such Containers and the Issuer shall, to the extent practicable, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created such Accounts, including, without limitation all original orders, invoices and shipping receipts.  Notwithstanding the foregoing, amounts shall be deposited in the Trust Account in accordance with and as required under the Instruction Letter and thereafter in accordance with this Section 401(c).

(d)           Notwithstanding anything contained in this Indenture to the contrary, the Indenture Trustee or any Noteholder may reject or refuse to accept any Collateral for credit toward payment of the Notes that is a Sanctioned Container or an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

Section 402.   Pro Rata Interest.  Each of the Notes shall be equally and ratably secured and entitled to the benefits of the Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under the Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

Section 403.   Indenture Trustee’s Appointment as Attorney-in-Fact.  (a) The Issuer hereby irrevocably constitutes and appoints Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time for the purpose of carrying out the terms of the Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Indenture; provided, however, that the Indenture Trustee has no obligation or duty to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument in connection with the grant or security interest in the Collateral hereunder.

(b)           Except upon the occurrence of an Event of Default, the Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403. The Issuer hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Notes and other Outstanding Obligations are paid and performed in full.

(c)           The powers conferred on the Indenture Trustee hereunder are solely to protect Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d)           The Issuer also authorizes the Indenture Trustee to (i) communicate in its own name, or to direct any other Person, including the Manager or a replacement Manager, to communicate with any party to any Contract or Lease with regard to the assignment of the right, title and interest of the Issuer in and under the Contracts or Leases hereunder and other matters relating thereto and (ii) so long as an Event of Default is continuing, execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)           If the Issuer fails to perform or comply with any of its agreements contained herein and the Indenture Trustee, with the consent of or at the written direction of the Control Party, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys’ fees and expenses, of Indenture Trustee incurred in connection with such performance or compliance together with interest thereon at the rate specified herein, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute Outstanding Obligations secured hereby and shall be paid pursuant to the provisions of Section 302 or Section 806 hereof.

Section 404.   Release of Security Interest.  The Indenture Trustee, at the written direction of the Manager, shall release from the security interest created pursuant to the terms of the Indenture, any Container and the Related Assets sold or transferred pursuant to Section 606(a) hereof. In effectuating such release, the Indenture Trustee shall be entitled to rely on (A) except as provided in the following clause (B), a written direction of the Manager (with a copy to the Lead Arrangers) identifying each Container or other items to be released from the Lien of the Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate and (B) if a Trigger Event is then continuing, or if the consent of the Control Party is required under Section 606(a), the items set forth in (A), a certificate from the Manager (with a copy to the Administrative Agent and the Lead Arrangers) stating that such release is in compliance with Sections 404 and 606(a) hereof and a written direction from the Control Party approving such release.  The Control Party may instruct the Indenture Trustee to release from the security interest created pursuant to the terms of the Indenture any Container which the Control Party deems to be a cause for concern relating to regulatory compliance, provided, however, any Sales Proceeds with respect to such Container shall be deposited in the Trust Account within two Business Days after the receipt of funds from any sale or other disposition of such Container.  The Administrative Agent shall provide such direction if the Administrative Agent has received the items referred to in (B) above and the officers of the Administrative Agent who regularly deal with the Manager in connection with the transactions contemplated hereby do not have actual knowledge that such certificates are inaccurate in any significant manner.

The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer’s expense, execute and deliver to the Issuer, the Seller, the Manager, each Lead Arranger, each Eligible Interest Rate Hedge Counterparty and the Administrative Agent, a non-recourse certificate of release substantially in the form of Exhibit F hereto and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of the Indenture of such Container and the other related items of Collateral.

Section 405.   Administration of Collateral.  (a)  The Indenture Trustee shall as promptly as practicable notify the Noteholders, the Lead Arrangers, each Eligible Interest Rate Hedge Counterparty and the Administrative Agent of any Manager Default of which a Corporate Trust Officer has actual knowledge. If a Manager Default shall have occurred and then be continuing, the Indenture Trustee at the written direction of the Control Party, shall deliver to the Manager (with a copy to the Administrative Agent, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement.  Pursuant to the Administration Agreement, the Administrative Agent shall seek to appoint a replacement Manager acceptable to the Control Party. If the Administrative Agent is unwilling or unable to locate and qualify a replacement Manager acceptable to the Control Party within a time frame acceptable to the Control Party after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may (and shall, upon the direction of the Control Party) appoint, or petition a court of competent jurisdiction to appoint, a company acceptable to the Control Party, having a net worth of not less than $5,000,000 and whose regular business includes equipment leasing or servicing, as the successor to the Manager of all or any part of the responsibilities, duties or liabilities of the Manager under the Management Agreement and the other Transaction Documents to which it is a party.  Unless otherwise directed by the Control Party, the Manager shall continue to fulfill its duties and responsibilities as Manager until such time as its replacement is appointed and has assumed such responsibilities. The replaced Manager shall not be entitled to receive any compensation for any period after the effective date of such replacement, but shall be entitled to receive compensation for services rendered through the effective date of such replacement except to the extent that it is unable to fulfill such duties pending the appointment of a replacement Manager. If the Manager is unable to fulfill such duties pending the appointment of a replacement Manager, the Administrative Agent shall take such actions, which it is reasonably capable of performing and as the Control Party shall direct to aid in the transition of the Manager; provided, however, that no provisions of the Indenture or the Administration Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or under the Administration Agreement, or in the exercise of any of its rights, powers or duties, if the Administrative Agent shall have reasonable grounds for believing that timely repayment in full of such funds or adequate security or indemnity against such risk or liability is not reasonably assured after taking into account the reimbursement provisions set forth in Section 302 or Section 806, as applicable. All reimbursements to the Administrative Agent shall (unless the Control Party has otherwise agreed in writing to indemnify the Administrative Agent) be payable on the immediately succeeding Payment Date pursuant to the provisions of Section 302 or Section 806, as applicable, hereof. Each Noteholder, the Indenture Trustee, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty shall, by accepting the benefits of this Indenture, be deemed to have agreed that the duties of the Administrative Agent are not to be construed as those of a replacement Manager. In connection with the appointment of a replacement Manager, the Indenture Trustee or Administrative Agent may, with the written consent of the Control Party, make such arrangements for the compensation of such replacement out of Collections as the Indenture Trustee, the Administrative Agent and such replacement Manager shall agree; provided, however, that no such revised compensation shall be in excess of the Management Fees permitted the Manager under the Management Agreement and the arrangement for reimbursement of expenses shall be no more favorable than that set forth in the Management Agreement unless (i) the Control Party shall approve such higher amounts or (ii) the outgoing Manager shall agree to pay, out of its own funds, the replacement Manager any such excess compensation and reimbursement; provided, further, that in no event shall any of the Indenture Trustee, the Lead Arrangers or the Administrative Agent be liable to any replacement Manager for the Management Fees or any additional amounts (including expenses and indemnifications) payable to such replacement Manager, either pursuant to the Management Agreement or otherwise. The Indenture Trustee and such successor shall take such action, consistent with the Management Agreement, as shall be necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 9.4 of the Management Agreement.

(b)           Without prejudice to the provisions of the Instruction Letter and subject to the rights of GE SeaCo under the Master Lease and the Equipment Management Agreement, upon the occurrence of a Manager Default or Event of Default, the Indenture Trustee may and shall, if directed in writing by the Control Party, after first notifying the Issuer of its intention to do so, notify Account Debtors of the Issuer (and the Issuer hereby agrees to provide the Indenture Trustee all commercially reasonable information to identify and locate such Account Debtors), parties to the Contracts of the Issuer, obligors in respect of Instruments of the Issuer and obligors in respect of Chattel Paper of the Issuer that the Accounts and the right, title and interest of the Issuer in and under such Contracts, Instruments, and Chattel Paper (to the extent related to the Managed Containers) have been assigned to Indenture Trustee and that payments shall be made directly to Indenture Trustee or such Person as specified by the Indenture Trustee; provided that a replacement Manager appointed pursuant to this Section 405 shall unless otherwise directed by the Control Party exercise all of the foregoing rights, and that pending appointment of such replacement Manager, the then current Manager shall unless otherwise directed by the Control Party be permitted to exercise such rights until the replacement Manager assumes the responsibility of the Manager. Upon the request of the Control Party, the Issuer or Manager shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence of a Manager Default or any other Event of Default, the Indenture Trustee shall at the written direction of the Control Party communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

Section 406.   Quiet Enjoyment.  The security interest hereby granted to Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of the related

Container so long as such lessee is not in default under the Lease therefor and the Manager under the Management Agreement (or the Indenture Trustee, as provided in the Instruction Letter) continues to receive all amounts payable under the related Lease.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Noteholders to purchase the Series 2006 Notes issued hereunder, and to induce the Noteholders of the Existing Notes to direct the Indenture Trustee to enter into this amendment and restatement of the Indenture, the Issuer hereby represents and warrants as of the 2006 Closing Date to the Noteholders and the Lead Arrangers that:

Section 501.   Existence.  The Issuer is a company duly organized, validly existing and in compliance under the laws of Bermuda. Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would not have a material adverse effect upon the Issuer and in each jurisdiction where necessary for the Indenture Trustee to enforce the security interest created hereunder.

Section 502.   Authorization.  Issuer has the power and is duly authorized to execute and deliver the Indenture and the other Transaction Documents to which it is a party; Issuer is and will continue to be duly authorized to borrow monies hereunder; and Issuer is and will continue to be authorized to perform its obligations under the Indenture and under the other Transaction Documents. The execution, delivery and performance by Issuer of the Indenture and the other Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

Section 503.   No Conflict: Legal Compliance.  The execution, delivery and performance of the Indenture and each of the other Transaction Documents and the execution, delivery and payment of the Notes will not: (a) contravene any provision of the Issuer’s charter documents or bye-laws or other organizational documents; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the other Transaction Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which Issuer is a party or by which the Issuer, or its property and assets may be bound or affected.  The Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 504.   Validity and Binding Effect.  This Indenture is, and each other Transaction Document to which Issuer is a party, when duly executed and delivered, will be, legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights and by general principles of equity limiting the availability of equitable remedies.

Section 505.   Material Adverse Change.  Since December 31, 2005, there has been no Material Adverse Change in the financial condition of the Issuer.

Section 506.   Executive Offices.  The Issuer’s only “place of business” (within the meaning of Section 9-307 of the UCC) is located at 22 Victoria Street, Hamilton HE MX Bermuda and the Issuer does not maintain any other offices, nor does the Issuer maintain assets in the United States or any other jurisdiction, other than (i) the Trust Account, the Restricted Cash Account and the Asset Base Account, and (ii) off-hire containers located on a transitory basis in depots or on-hire Containers in the possession of lessees.  The Manager’s only “place of business” (within the meaning of Section 9-307 of the UCC) is 22 Victoria Street, Hamilton HE MX Bermuda and the Manager does not maintain any other offices, nor does the Manager maintain assets in the United States or any other jurisdiction, other than off-hire Containers located on a transitory basis in depots.

Section 507.   No Agreements or Contracts; No New Containers.  The Issuer is not now and has not been a party to any contract or agreement (whether written or oral), other than the Shareholders Agreement and the other Transaction Documents.  Prior to the 2006 Closing Date, no containers have been acquired by the Issuer other than those listed in Schedule A and Schedule B to the Security Agreements.

Section 508.   Consents and Approvals.  No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which the Issuer is bound, is required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Transaction Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the 2006 Closing Date. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 509.   Margin Regulations.  The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Notes issued under the Indenture will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes under the Indenture to be considered a “purpose credit” within the meaning of Regulations U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause the Indenture or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 510.   Taxes.  All federal, state, local and foreign tax returns, reports and statements required to be filed by the Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by the Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided pursuant to Section 626. the Issuer has paid when due and payable all charges upon the books of the Issuer and no Government Authority has asserted any Lien against the Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by the Issuer and its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 511.   Other Regulations.  The Issuer is not: an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Notes hereunder and the application of the proceeds and repayment thereof by the Issuer and the performance of the transactions contemplated by the Indenture and the other Transaction Documents will not violate any provision of the Investment Company Act or any rule, regulation or order issued by the SEC thereunder.

Section 512.   Solvency and Separateness.

(i)            The capital of the Issuer and of the SPC Parent is adequate for the business and undertakings of the Issuer and of the SPC Parent, respectively.
(ii)           Other than with respect to the transactions contemplated by the Transaction Documents, neither the Issuer nor the SPC Parent is engaged in any business transactions with the Seller or the Manager except as permitted by the Management Agreement.
(iii)          At least two directors of the Issuer and of the SPC Parent shall be Independent Directors.  Each of the Issuer’s and the SPC Parent’s ordinary shares shall be owned by Amacar Investments, LLC.
(iv)          The Issuer’s and the SPC Parent’s funds and assets are not, and will not be, commingled with those of the Seller or the Manager, except as permitted by the Management Agreement.
(v)           The bye-laws of the Issuer and of the SPC Parent require it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.
(vi)          Neither the Issuer nor the SPC Parent is insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and after giving effect to such transactions, such Issuer nor the SPC Parent will be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Neither the Issuer nor the SPC Parent contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer, the SPC Parent or any of their respective assets.

Section 513.   Survival of Representations and Warranties.  So long as any of the Notes shall be Outstanding and until payment and performance in full of the Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.  Notwithstanding this amendment and restatement, the representations and warranties of the Issuer contained in or made pursuant to the Existing Indenture shall have a continuing effect as having been true when made.

Section 514.   No Default.  No Event of Default or Trigger Event has occurred and is continuing. No event or condition which, with notice or the passage of time (or both), could reasonably be expected to constitute an Event of Default or Trigger Event has occurred.

Section 515.   Litigation and Contingent Liabilities.  No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting SPC Parent, Issuer or any of their Subsidiaries the results of which might interfere with the consummation of any of the transactions contemplated by the Indenture or any document issued or delivered in connection herewith.

Section 516.   Title: Liens.  The Issuer has good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for the Lien created or permitted pursuant to the Indenture.

Section 517.   Subsidiaries.  The Issuer has no Subsidiaries.  The SPC Parent has no Subsidiaries other than the Issuer.

Section 518.   No Partnership.  Neither the Issuer nor the SPC Parent is a partner or joint venturer in any partnership or joint venture.

Section 519.   Pension and Welfare Plans.  (i) No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA) has occurred with respect to any Plan.  The parties hereto acknowledge that the commencement of Insolvency Proceedings by or against the Seller may constitute a reportable event with respect to the defined benefit pension plan maintained by Sea Containers America Inc. (“SCA”).  The present value of all benefit liabilities under all Plans subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation (“PBGC”) for the purpose of Section 4044 of ERISA), by no more than $2,300,000.  Neither the Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA).  No liability (other than liability to make payments to fund benefits) with respect to any Plan of the Issuer or of any ERISA Affiliate which is subject to Title IV of ERISA, has been, or is expected to be, incurred by the Issuer or an ERISA Affiliate, either directly or indirectly.  All Plans of the Issuer are in material compliance with ERISA and the Code.  No lien under Section 412 of the Code or Section 302(f) of ERISA or requirement to provide security under the Code or ERISA has been imposed on Issuer’s assets, and no lien is reasonably expected by the Issuer to be imposed on its assets; provided, however, that the parties acknowledge that, under ERISA, the PBGC has authority to impose liens on the assets of ERISA Affiliates in connection with funding liabilities under any Plan subject to Title IV of ERISA, that such a Plan is maintained by SCA, a subsidiary of Seller, and that a reportable event filing with the PBGC by such Plan in connection with an Insolvency Proceeding by or against Seller could result in a termination of such Plan by the PBGC and give rise to the imposition of liens on the assets of SCA’s ERISA Affiliates.  The Issuer does not have any obligation under any collective bargaining agreement.  As of the 2006 Closing Date, the Issuer is not an employee benefit plan within the meaning of ERISA or a plan, account or other arrangement which is subject to Section 4975 of the Code or to any Similar Law and assets of the Issuer do not constitute “plan assets,” within the meaning of section 2510.3-101 of the regulations of the Department of Labor, of any person or entity that directly or indirectly is the beneficial owner of any equity interest in the Issuer.

(ii)           With respect to each employee benefit arrangement mandated by non-US law (a “Foreign Benefit Arrangement” and with respect to each employee benefit plan maintained or contributed to by the Issuer of any ERISA Affiliate that is not subject to United States law (a “Foreign Plan”), (i) any employer and employee contributions required by law or by the terms of any Foreign Benefit Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the projected benefit obligations with respect to all current and former participants in the 1983 and 1990 pension schemes, according to the actuarial assumptions and valuations and in accordance with generally acceptable accounting principles under FAS 87, are estimated at $84,500,000 as of December 31, 2005; and (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 520.   Ownership of Issuer.  On the 2006 Closing Date, all of the preference shares of the Issuer are owned by SPC Parent and all of the ordinary shares of the Issuer are owned by AMACAR Investments, LLC.  On the 2006 Closing Date, all of the preference shares of SPC Parent are owned by the Manager and all of the ordinary shares of SPC Parent are owned by AMACAR Investments LLC.

Section 521.   Security Interest.  This Indenture will be registered on or prior to the 2006 Closing Date in the Office of the Registrar of Companies of Bermuda, including the payment of the fees, taxes and other charges payable in connection therewith, the security interest created pursuant to the Indenture was validly created, and no other action is required to be taken by any person in the Islands of Bermuda or in any political subdivision(s) therein in order for the full benefit of the security interest created thereby to vest in the Indenture Trustee or its nominees in order to insure the priority of the Indenture Trustee’s interest (for the benefit of the Noteholders and each Eligible Interest Rate Hedge Counterparty) as a first priority perfected lien on and security interest in (1) the Collateral and the proceeds of the sale or other disposition thereof and (2) all other items covered by a fixed or floating charge thereunder, which, if not taken would have a material adverse effect on the security interest created hereby.

Section 522.   Use of Proceeds.  The Issuer shall use the proceeds from the issuance of the Notes to purchase Transferred Containers and Related Assets from the Seller.

Section 523.   OFAC.  Neither the Issuer nor the SPC Parent is a Sanctioned Person, has any of its assets in Sanctioned Countries or derives any income from investments in or transactions with Sanctioned Persons or Sanctioned Countries, except with respect to Containers used by (i) the United States Government or (ii) another Person pursuant to (A) a license granted by OFAC or (B) an exemption from such licensing requirements issued by OFAC.  No Affiliate of the Issuer or the SPC Parent (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  The proceeds of the Series 2006 Notes will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. No Managed Container is a Sanctioned Container.

ARTICLE VI

COVENANTS

For so long as any Obligation of the Issuer under the Indenture and the Notes is Outstanding, the Issuer shall observe each of the following covenants:

Section 601.   Payment of Principal and Interest; Payment of Taxes.  (a)  The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and the Indenture.

(b)           The Issuer will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer’s activities and assets are promptly paid.

Section 602.   Maintenance of Office. The only “place of business” (within the meaning of Section 9-307 of the UCC) of the Issuer is located at 22 Victoria Street, Hamilton HM EX, Bermuda. The Issuer shall not establish a new location for its chief executive office or any other place of business unless (i) it shall have given to the Indenture Trustee, the Administrative Agent, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty not less than sixty (60) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Administrative Agent, any Eligible Interest Rate Hedge Counterparty or the Lead Arrangers may reasonably request, (ii) with respect to such new location, it shall have taken at its own cost all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the Containers to the Issuer, and shall have delivered to the Indenture Trustee and the Lead Arrangers copies of all filings required in connection therewith together with an Opinion of Counsel, satisfactory to the Indenture Trustee and the Lead Arrangers, to the effect that such change of location does not impair such security interest and perfection and (iii) the Issuer shall have delivered to the Indenture Trustee, the Administrative Agent, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty, one or more Opinions of Counsel satisfactory to the Lead Arrangers, stating that, after giving effect to such change in chief executive office or business office: (A) the Seller and the Issuer will not, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, the Seller, (B) under applicable Insolvency Law, the transfers of Transferred Assets made in accordance with the terms of the Transaction Documents will be treated as a “true sale” in the event of any Insolvency Proceeding by, or against, the Seller and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Section 603.   Corporate Existence. The Issuer will keep in full effect its existence, rights and franchises as a company under the laws of Bermuda, and will obtain and preserve its qualification as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Indenture and the Notes.

Section 604.   Protection of Collateral. The Issuer, at its expense, will cause the Indenture to be registered under Section 55 of the Companies Act of 1981 Bermuda in the Register of Charges kept at the Office of the Registrar of Companies of Bermuda (or under any statute enacted in lieu thereof and for the time being in force, or under any law of general application relating to the registration of mortgages of or charges upon personal property for the time being in force in the Islands of Bermuda). In addition, the Issuer will from time to time execute and deliver all amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, the Administrative Agent, any Eligible Interest Rate Hedge Counterparty or either Lead Arranger, take such other action necessary, advisable and, in the case of clauses (b) and (c), required by applicable law, to.

(a)           grant more effectively the security interest in all or any portion of the Collateral;

(b)           maintain or preserve the Lien of the Indenture (and the priority thereof) or carry out more effectively the purposes hereof including executing and filing such documents as may be required under any international convention for the perfection of interests in Containers that may be adopted subsequent to the date of the Indenture;

(c)           perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to the Indenture;

(d)           enforce any of the items of the Collateral;

(e)           preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders);

(f)            pay any and all taxes levied or assessed upon all or any part of the Collateral; or

(g)           pay any and all fees, taxes and other charges payable in connection with the registration of the Indenture with the Office of the Registrar of Companies of Bermuda or any other Governmental Authority.

Section 605.   Performance of Obligations.

(a)           Except as otherwise permitted by the Indenture, the Management Agreement or the Contribution and Sale Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument.

(b)           Nothing in the Indenture shall be construed as requiring the consent of the Indenture Trustee, either Lead Arranger or any Noteholder for the exercise by any Eligible Interest Rate Hedge Counterparty of its rights to (i) terminate the related Interest Rate Hedge Agreement in accordance with its terms in the event of any event of default or termination event (however defined) under any Interest Rate Hedge Agreement, (ii) undertake any permitted transfer under any Interest Rate Hedge Agreement, or (iii) reduce the notional amount in accordance with the terms of any Interest Rate Hedge Agreement in the event of a notional reduction event.

Section 606.   Negative Covenants. The Issuer will not:

(a)           Except in connection with a sale pursuant to Sections 612 or 816 hereof, sell or otherwise dispose of the Managed Containers without the consent of the Control Party (which consent shall not be unreasonably withheld), except for sales in the normal course of business, provided that the purchase price must be paid in cash.  Notwithstanding anything to the contrary, (x) total or significant partial fleet sales without the consent of the Control Party are expressly precluded unless in connection with the full Prepayment of all Outstanding Obligations hereunder and (y) the Issuer shall not lease, sell or otherwise dispose of any Managed Container to a Sanctioned Person;

(b)           claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any applicable law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral;

(c)           (i) permit the validity or effectiveness of the Indenture to be impaired, or (ii) permit the Lien of the Indenture with respect to the Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Section 404 or Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to such Collateral, except as may be expressly permitted by the Management Agreement, or (iv) release any item from the Collateral, except as expressly permitted pursuant to the terms of the Transaction Documents;

(d)           permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof other than the Lien created pursuant to the Indenture;

(e)           permit the Lien of the Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(f)            fail to maintain the registration of the Indenture with the Office of the Registrar of Companies of Bermuda;

(g)           issue any Notes in a public offering without the consent of the Lead Arrangers;

(h)           after the 2006 Closing Date, accept any funds in respect of loans from SPC Parent or SCL; or

(i)            engage in any activities, directly or indirectly, within the United States; provided that Managed Containers may be leased by the Issuer to Persons in the United States or for use in the United States.

Section 607.   Non-Consolidation of Issuer. The Issuer shall (1) maintain its books and records separate from the books and records of any other entity, (2) maintain separate bank accounts, (3) not commingle its funds with those of any other Person except as permitted under the Management Agreement, (4) not engage in any action that would cause the separate legal identity of the Issuer not to be respected, including, without limitation (a) holding itself out as being liable for the debts of any other Person or (b) acting other than through its duly authorized representatives or agents, and (5) conduct all of its business correspondence in Issuer’s own letterhead.

Section 608.   No Bankruptcy Petition. The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 609.   Liens. The Issuer shall not contract for, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for the Lien created pursuant to the terms of the Indenture.

Section 610.   Other Debt. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness other than (i) any Notes issued pursuant to the Indenture issued hereunder, (ii) any Interest Rate Hedge Agreement entered into in accordance with the provisions of Section 629 hereof, (iii) any Management Fee incurred pursuant to the

Management Agreement and (iv) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s charter documents.

Section 611.   Guarantees, Loans, Advances and Other Liabilities. The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.  In addition, the Issuer shall not make any dividends or other distributions on account of its capital stock except from amounts released pursuant to Section 310(c) or Section 309(a).

Section 612.   Consolidation, Merger and Sale of Assets. (a)  The Issuer shall not consolidate with or merge with or into any other Person or sell, convey or transfer all or any of the Collateral, whether in a single transaction or a series of transactions, to any Person except for any such sale, conveyance or transfer contemplated in the Contribution and Sale Agreement and Sections 606 and 816 hereof.

(b)           The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of the Indenture.

(c)           The Issuer shall give prior written notice to the Lead Arrangers and each Eligible Interest Rate Hedge Counterparty of any action pursuant to this Section 612.

Section 613.   Other Agreements. The Issuer will not after the date of the issuance of the Series 2006 Notes enter into or become a party to any agreements or instruments other than the Indenture, the Contribution and Sale Agreement, any Interest Rate Hedge Agreement entered into pursuant to Section 629 hereof, or any Transaction Document or other agreement(s) contemplated by the Indenture or the Contribution and Sale Agreement, including, without limitation, any agreement(s) for disposition of the Transferred Assets permitted by Sections 612, 804 or 816 hereof and any agreement(s) for the sale or re-lease of a Container made in accordance with the provisions of the Contribution and Sale Agreement. In addition, the Issuer will not amend, modify or waive any provision of the Contribution and Sale Agreement or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth in the Contribution and Sale Agreement and the Lead Arrangers.

Section 614.   Charter Documents. The Issuer will not amend or modify its charter documents or bye-laws without (i) the unanimous vote of all shareholders of the Issuer and (ii) the prior written consent of the Control Party.

Section 615.   Capital Expenditures. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for capital improvements to the Containers in the ordinary course of its business and in accordance with the Management Agreement.

Section 616.   Permitted Activities. The Issuer will not engage in any activity or enter into any transaction except as permitted under its charter documents as in effect on the date on which the Indenture is executed.

Section 617.   Investment Company Act. The Issuer will conduct its operations, and will cause the Manager to conduct the Issuer’s operations, in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 618.   Payments of Collateral. If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of the Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee’s security interest and shall immediately deposit such payment in the Trust Account.

Section 619.   Notices. The Issuer shall notify the Indenture Trustee, the Administrative Agent, each Eligible Interest Rate Hedge Counterparty and the Lead Arrangers in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a)           Default. The occurrence of an Event of Default or Manager Default;

(b)           Litigation. The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which might have or result in a Material Adverse Change;

(c)           Material Adverse Change. The occurrence of a Material Adverse Change;

(d)           Other Events. The occurrence of a Trigger Event or such other events that, with the giving of notice or passing of time, may cause an Event of Default or a Manager Default.

(e)           Sales and Other Dispositions.  As to the sale or other disposition of any Managed Container outside the ordinary course of business as soon as possible and in any event within five Business Days prior to the anticipated closing date of any such sale or other disposition, information regarding such sale or other disposition, including the Managed Containers to be sold or otherwise disposed of and the consideration to be received therefor and as soon as possible and in any event within five Business Days after receipt thereof by the Issuer, any written proposals, term sheets, commitment letters, letters of intent, purchase agreements and related documents and materials as to any offer to purchase Managed Containers of the Issuer in a single or a series of related transactions.

Section 620.   Books and Records. The Issuer shall, and shall cause the Manager to, maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 621.   Taxes. The Issuer shall, or shall cause the Manager to, pay when due, all of its taxes, unless and only to the extent that Issuer is contesting such taxes in good faith and by appropriate proceedings and Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 622.   Subsidiaries. The Issuer shall not create any Subsidiaries.

Section 623.   Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of the Indenture.

Section 624.   Use of Proceeds. The Issuer shall use the proceeds of the Series 2006 Notes only to purchase Transferred Containers and Related Assets from the Seller.  In addition, Issuer shall not permit any proceeds of the Series 2006 Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

Section 625.   Asset Base Certificate. On or prior to the earlier of the 12th day of each month, the Issuer shall deliver, or cause the Manager to deliver, a duly completed and executed Asset Base Certificate, setting forth the Asset Base as of the end of the immediately preceding month, to the Administrative Agent, each Lead Arranger, each Eligible Interest Rate Hedge Counterparty.

Section 626.   Financial Statements. The Issuer shall prepare and deliver (or shall cause the Manager to prepare and deliver) to the Indenture Trustee, each Eligible Interest Rate Hedge Counterparty, each Lead Arranger and the Administrative Agent the following:  (A) within 60 days of the end of each fiscal quarter, unaudited, internally prepared financial statements of each of the Manager and the Owner for such quarter, (B) within 120 days of the end of each fiscal year, unaudited, internally prepared financial statements of each of the Manager and the Owner for such fiscal year, (C) within 150 days of the end of each fiscal year, the audited financial statements of GE SeaCo for such fiscal year, (D) within 30 days of the end of each calendar month, cash flow reports for each of the Manager and the Owner for such month, (E) promptly upon preparation thereof, internally prepared budgets, business plans, forecasts and other analyses, and (F) within 150 days of the end of each fiscal year, a report with respect to the Managed Containers, containing container projections, including utilization, lease rates, expenses and assumptions regarding overhead and disposals for the next twelve months.

Section 627.   Other Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, and shall cause Manager to, (i) provide or cause to be provided to any Holder of Notes and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

Section 628.   Compliance. The Issuer shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply in all material respects with any law, rule or regulation applicable to it.

Section 629.   Hedging Requirements.

(a)           On the 2006 Closing Date, the Issuer shall have entered into one or more Interest Rate Hedge Agreements in an aggregate notional balance of not less than the notional amount in effect on the 2006 Closing Date.  The foregoing requirements shall be referred to as the “Hedging Requirement.”

(b)           If (i) the Issuer, or Manager, on behalf of Issuer, fails to comply with the Hedging Requirement, or (ii) the Issuer makes a Prepayment in accordance with the terms of the Indenture, the Control Party shall have the right, in its sole discretion and at the expense of the Issuer, to direct the Indenture Trustee, to terminate or reduce the Interest Rate Hedge Agreements such that, after giving effect to such action, the Issuer will be in compliance with the Hedging Requirement. In the event the Control Party determines to direct the Indenture Trustee to terminate or reduce an Interest Rate Hedge Agreement on the Issuer’s behalf, the Control Party shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager on behalf of the Issuer with a written direction to deposit in the Trust Account certain amounts to reimburse the Control Party or a third party for termination or reduction of such Interest Rate Hedge Agreement.

(c)           [Reserved]

(d)           All payments received from all such Interest Rate Hedge Agreements shall be deposited directly into the Trust Account and applied only for the payment of principal and interest as indicated in the definition of “Permitted Payment Date Withdrawals”.

(e)           Notwithstanding the foregoing, the Lead Arrangers may determine and require modifications to the Hedging Requirement; provided, however, that such Hedging Requirement shall not require Interest Rate Hedge Agreements having an aggregate notional balance of more than 75% of the Aggregate Note Principal Balance at the time such Interest Rate Hedge Agreements are entered into.

Section 630.   Change of Control. SPC Parent shall at all times directly own 100% of the preference shares of the Issuer.  Sea Containers Ltd. shall at all times directly own 100% of the preference shares of the SPC Parent.

Section 631.   Fees and Expenses.  The Issuer agrees to indemnify the Noteholders and the Lead Arrangers and their respective Affiliates, successors and assigns, from and against any and all damages, losses, claims, liabilities and related costs and expenses, (including reasonable counsel fees and expenses) including reasonable counsel fees and expenses awarded against or incurred by any of them arising out of or resulting from the breach by the

Issuer or the Manager or the Unit Manager of any representation, warranty, covenant or obligation of the Issuer or the Manager or the Unit Manager of any Transaction Document or the Notes and to pay on demand all fees, costs and expenses incurred by the Administrative Agent, the Noteholders, the Lead Arrangers, the Indenture Trustee, and their respective Affiliates, successors or assigns, with respect to enforcing their respective rights and remedies as against the Issuer under the Indenture, any Note, any Transaction Document and the other documents to be delivered hereunder or in connection herewith.  The Issuer also agrees to pay on demand all fees, costs and expenses of Noteholders, the Indenture Trustee, the Administrative Agent and the Lead Arrangers, and their respective Affiliates, successors or assigns, if any (including reasonable counsel fees and expenses), incurred in connection with the negotiation, execution, and delivery of the Indenture and the transactions contemplated hereby, any removal of the Manager or the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, the Indenture, the Transaction Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Noteholders, the Administrative Agent, the Indenture Trustee and the Lead Arrangers with respect thereto and with respect to advising the Noteholders and the Administrative Agent as to its rights and remedies under the Indenture, the Transaction Documents and the other agreements executed pursuant hereto; provided, however, that the Issuer’s obligation to pay any such fees, costs or expenses incurred in connection with the ongoing inspection of the books and records of the Issuer will be subject to such limitations and conditions as are set forth in Section 1404 hereof.  The Issuer also agrees to pay any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent, the Indenture Trustee or any Noteholder as a result of the issuance of the Notes or the acceptance of payments or of Collateral due under the Transaction Documents.  Any amounts subject to the provisions of this Section 631 shall be paid by the Issuer to the Indenture Trustee for disbursement to the relevant Persons in accordance with Sections 302 and 806 on the Payment Date immediately following the Indenture Trustee’s or the Administrative Agent’s demand therefor.

ARTICLE VII

DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701.   Full Discharge. Upon payment in full of all Outstanding Obligations, the Indenture Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the Indenture and the security hereby created, and to release the Issuer from its covenants contained in the Indenture in connection with the satisfaction and discharge of the Indenture. The Indenture Trustee shall be entitled to receive an Opinion of Counsel stating that such satisfaction and discharge is authorized and permitted under the Indenture.

Section 702.   Prepayment of Notes. (a)  [Reserved]

(b)           Optional Prepayments. The Issuer may, from time to time, on any Payment Date and upon at least four (4) Business Days’ prior written notice to the Indenture Trustee, the Lead Arrangers, the affected Noteholders and each Eligible Interest Hedge Counterparty, make an optional prepayment of principal of the Notes in whole or in part without premium or penalty except as otherwise set forth in the Indenture or the other Transaction Documents; provided, however, that any partial prepayment of principal shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000). Any optional Prepayment of principal of the Notes made by the Issuer pursuant to this Section 702(b) shall include Breakage Costs and accrued interest to the date of such payment on the principal balance being prepaid and shall be accomplished by a deposit of such funds directly into the Trust Account and shall be applied in accordance with the provisions of Section 302 or Section 806 hereof.

(c)           Earned Fee. A fee equal to 1.50% of the Aggregate Note Principal Balance on the 2006 Closing Date shall be earned by the Noteholders on the 2006 Closing Date and shall be payable by the Issuer upon the refinancing and repayment of the Notes in their entirety on or prior to December 31, 2007, provided, however, that, if an Event of Default under Section 801(4) shall occur with respect to the Issuer, such amount shall not be payable if on or before such date, the Issuer shall have obtained a final and non-appealable order entered by the bankruptcy court having jurisdiction over the Chapter 11 case of the Issuer or other court of competent jurisdiction in form and substance satisfactory to the Lead Arrangers which (i) authorizes the Notes to be converted into a debtor-in-possession financing facility in a manner satisfactory to the Lead Arrangers, in their sole and absolute discretion, or (ii) authorizes the Issuer to use proceeds of the Collateral as cash collateral and grants adequate protection to the Noteholders in a manner satisfactory to the Lead Arrangers, in their sole and absolute discretion, in the form of, including, without limitation, the current payment of principal, interest, fees and other charges and requires compliance with all covenants regarding the Collateral contained in the Transaction Documents.

(d)           Repayment of Eligible Interest Rate Hedge Counterparties. If the Issuer has elected to make a voluntary Prepayment in accordance with the provisions of Section 702(b) above, then the amount of such Prepayment shall include an amount necessary to reduce the notional balance of all interest rate hedge agreements maintained by the Issuer in accordance with the terms of the Indenture (after payment of amounts entitled to prior payment in accordance with the provisions of Section 302 or Section 806 of the Indenture) such that the remaining notional balances of all remaining interest rate hedge agreements shall not exceed the Hedging Requirement, and to pay in full any termination charges assessed by the Eligible Interest Rate Hedge Counterparty in accordance with the provisions of Section 302 or Section 806 hereof.

Section 703.   Unclaimed Funds. In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder. Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two years after the date of the publication described in the second preceding sentence, (ii) the date all other registered Noteholders shall have received full payment of all principal of and premium, if any, and interest and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the registered Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in the Indenture. Thereafter any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on written demand; and thereupon the Indenture Trustee shall be released from all further liability with respect to such monies, and thereafter the registered Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof except to obtain payment of such monies from the Issuer.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 801.   Event of Default. “Event of Default”, wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(1)                                  (A)          default in the payment on the Final Maturity Date, of the then unpaid principal balance of the Notes; or

(B)           default in the payment on any Payment Date of (x) Indenture Trustee’s Fees or (y) interest or premium on the Notes and, in the case of each of the foregoing, such condition continues unremedied for more than three (3) Business Days after the same shall have become due and payable in accordance with the terms of such Notes and the Indenture; provided, however, that a default in the payment of any such amounts after the same shall become due and payable (without a grace period) more than three times during the term of the Indenture shall constitute an Event of Default;

(2)                                  default in any material respect in the performance, or breach in any material respect, of any covenant of the Issuer in the Indenture or of the Issuer or SPC Parent in any Transaction Document (other than a covenant or agreement a breach of which or default in the performance of which breach is elsewhere in this Section 801 specifically dealt with), or if any representation or warranty of the Issuer made in the Indenture or of the Issuer or SPC Parent in any Transaction Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith with respect to or affecting the Notes shall prove to be inaccurate in any material respect as of the time when the same shall have been made, and, if such breach or default or inaccuracy is curable, continuance of such default or breach or inaccuracy for a period of 60 days after the earlier to occur of (i) actual knowledge of such default, breach or inaccuracy by the Issuer or the SPC Parent on the date on which the Issuer or the SPC Parent, in the exercise of reasonable diligence should have known thereof, and (ii) the date on which there has been given to the Issuer or the SPC Parent by the Indenture Trustee, or to the Issuer or the SPC Parent and the Indenture Trustee by any Noteholder, a written notice specifying such default or breach or inaccuracy and requiring it to be remedied;

(3)                                  the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer or SPC Parent or the Seller in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or the SPC Parent or the Seller, as the case may be, or for any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(4)                                  the commencement by the Issuer or SPC Parent or the Seller of a voluntary case under any applicable Insolvency Law, or other similar law hereafter in effect, or the consent by the Issuer or SPC Parent or the Seller, as the case may be, to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or SPC Parent or the Seller, as the case may be, or any substantial part of their respective properties, or the making by the Issuer or SPC Parent or the Seller, as the case may be, of any general assignment for the benefit of creditors, or the failure by the Issuer or the Seller, as the case may be, generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action provided that in the case of any such voluntary case commenced by the Seller, such action shall not constitute an event of default so long as the Seller continues to timely perform, or arranges for substitute timely performance of those obligations (if any) reasonably acceptable to the Noteholders that either are (a) imposed upon the Seller under the Transaction Documents, or (b) payment or performance obligations owed by the Seller to the Issuer and the Seller’s failure to honor such obligations would not have an adverse effect on the ability of the Issuer to perform its material obligations under the Transaction Documents;

(5)                                  any of the Transaction Documents ceases to be in full force and effect except to the extent that they are terminated in accordance with their terms after all payments have been made thereunder;

(6)                                  the occurrence of a Trigger Event of the type described in Section 1201(1) or 1201(2) hereof and the continuation of such condition for two consecutive months;

(7)                                  the occurrence of a Trigger Event under Section 1201(3) (provided that failure to deliver timely an Asset Base Certificate shall be deemed an occurrence of a Trigger Event under Section 1201(3) for purposes of this clause (7)) and (a) the continuation thereof for thirty (30) days or (b) if the Asset Base Deficiency giving rise to such Trigger Event exceeds the amount on deposit in the Asset Base Account and no Maximum Asset Base Deficiency exists, the continuation of such Trigger Event for sixty (60) days after delivery of the applicable Asset Base Certificate so long as within thirty (30) days after delivery of such Asset Base Certificate (i) in the case where an Insolvency Proceeding is pending against the Seller which does not give rise to an Event of Default under Section 801(4) (a “Seller Proceeding”), the Seller files a motion with the bankruptcy court having jurisdiction over such Insolvency Proceeding for approval to make additional capital contributions to the Issuer such that application thereof to reduce the Aggregate Note Principal Balance would result in compliance with Section 1201(3), or (ii) in the case where there is no Seller Proceeding pending, the Seller delivers notice to the Indenture Trustee, the Administrative Agent and the Lead Arrangers that it intends to make additional capital contributions to the Issuer such that application thereof to reduce the Aggregate Note Principal Balance would result in compliance with Section 1201(3), provided, further, in the case of the foregoing clauses (i) and (ii) of this clause (b), if on the next succeeding date on which an Asset Base Certificate is required to be delivered, such Asset Base Certificate reflects that the Issuer is in compliance with the Section 1201(3), such existing Trigger Event arising under Section 1201(3) shall be deemed permanently waived by the Noteholders and shall no longer be continuing for purposes of this Section 801(7);

(8)                                  the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan or the occurrence of any event or condition with respect to a Plan, Foreign Benefit Arrangement or Foreign Plan which reasonably could be expected to result in any liability in excess of $10 million or which actually results in the imposition of a Lien, provided that termination of the Foreign Plans described on Schedule 801(a)(8) hereto shall not constitute an Event of Default so long as the Issuer has no liability therefor and no Lien is imposed on any of its assets as a result of such termination;

(9)                                  the Indenture Trustee shall fail to have a first priority perfected security interest in the Collateral and such condition continues unremedied for ten days;

(10)                            a failure of GE SeaCo or another entity satisfactory to the Lead Arrangers to be the entity through which the Manager or the Unit Manager manages the Managed Containers;

(11)                            the occurrence of a Trigger Event of the type described in (a) Section 1201(5) (provided that if and for so long as Issuer fails to deliver timely a compliance report with respect to EBITDA Ratio, it shall be deemed an occurrence of a Trigger Event under Section 1201(5) for purposes of this clause (11)), (b) Section 1201(9) or (c) Section 1201(10) hereof; or

(12)                            any of the Transaction Documents, the Master Lease, the Equipment Management Agreement or the organizational documents of the Issuer or SPC Parent is modified, amended or supplemented, or any member of the SCL Group consents to or otherwise permits any set-off against amounts owing by GE SeaCo to any member of the SCL Group under the Master Lease or the Equipment Management Agreement (except as otherwise permitted thereunder), without the prior written consent of the Control Party and the Lead Arrangers.

Section 802.   Acceleration of Stated Maturity; Rescission and Annulment. (a)  Upon the occurrence of an Event of Default of type described in paragraph (3) or (4) of Section 801, the unpaid principal balance of, and accrued interest on, all Notes, together with all other amounts then due and owing to the noteholders, shall become immediately due and payable without further action by any Person. Except as set forth in the immediately preceding sentence, if an Event of Default under Section 801 occurs and is continuing, then and in every such case the Control Party may declare the principal of and accrued interest on, and Breakage Costs and other amounts, if any, with respect to, all Notes then Outstanding to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by the Control Party, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

(b)           At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Control Party, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)          all of the installments of interest and premium on and, if the Final Payment Date has occurred, principal of all Notes which were overdue prior to the date of such acceleration;

(B)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the Overdue Rate;

(C)           all sums paid or advanced by the Indenture Trustee hereunder or the Manager and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of the Indenture;

(D)          [Reserved];

(E)           all scheduled payments then due under any Interest Rate Hedge Agreement, together with interest thereon in accordance with the terms thereof; and

(ii)           all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 803.   Collection of Indebtedness. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, all Eligible Interest Rate Hedge Counterparties and the Lead Arrangers, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Rate payable with respect to each such Note; and, in addition thereto, such further amount as shall be sufficient to cover all other Outstanding Obligation; and the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Lead Arrangers, and their respective agents and counsel incurred in connection with the enforcement of the Indenture.

Section 804.   Remedies. If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall, if instructed by the Control Party:

(i)            institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes or under the Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;
(ii)           subject to the quiet enjoyment rights of any lessee of a Container, sell, hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;
(iii)          institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by the Indenture with respect to the Collateral;
(iv)          institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v)           exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder; and
(vi)          appoint a receiver or a manager over the Issuer or its assets.

Section 805.   Indenture Trustee May Enforce Claims Without Possession of Notes. (a)  In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of the Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(b)           All rights of action and claims under the Indenture, or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding with respect to the Notes instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, the Lead Arrangers and their respective agents and counsel, be for the ratable benefit of the Holders of the Notes.

Section 806.   Allocation of Money Collected. If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes and the obligations secured hereby shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee:

(1)           To the payment of all costs and expenses of collection incurred by the Indenture Trustee (including the reasonable fees and expenses of counsel to the Indenture Trustee) and all other amounts due the Indenture Trustee under Section 905 hereof;
(2)           To the Non-Issuer Entities, the amounts owing to the Non-Issuer Entities in accordance with the Non-Issuer Certificate (or as determined reasonably by the Administrative Agent), including, without limitation, such amounts attributable to Containers of Non-Issuer Entities which were sold prior to the 2006 Closing Date;
(3)           Payments required by the Equipment Management Agreement to be paid by the Unit Manager so long as such payments are approved by the Lead Arrangers,
(4)           To each Eligible Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any scheduled payments (but not termination payments) owing by the Issuer pursuant to the terms of any Interest Rate Hedge Agreement, to the extent such scheduled payments have not been previously paid by the Manager;
(5)           To the Administrative Agent, its Fees and Expenses;

(6)           To the Lead Arrangers and the other Noteholders, all of each of its Fees and Expenses;
(7)           To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid by the Manager) owing pursuant to the Director Services Agreement;
(8)           If the Indenture Trustee has received the Manager Report for such Payment Date, to the Manager, an amount equal to the sum of (x) any Management Fee Arrearage and (y) the Management Fee then due and payable;
(9)           To each Holder of a Note, pro rata, an amount equal to any Note Interest Arrearage for such Payment Date;
(10)         To each Holder of a Note, pro rata, an amount equal to its Note Interest Payment for such Payment Date;
(11)         To the parties identified in the following clauses:

(A)          To each Holder of a Note, pro rata, an amount equal to all remaining amounts until the Aggregate Note Principal Balance has been reduced to zero; and

(B)           To each Eligible Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any unpaid termination payments then due and payable pursuant to the terms of the related Interest Rate Hedge Agreement;

provided, however, that if there are insufficient funds to pay in full the amounts identified in clauses (A) and (B), all remaining available funds shall be distributed to the parties identified in clauses (A) And (B) on a pro rata basis, based upon the amounts unpaid at the time the Event of Default first occurred;

(12)         To each Holder of a Note, on a pro rata basis, an amount equal to any Breakage Costs and other amounts then due and owing pursuant to terms of Sections 209, 210, 211, 212 and 702(c) of the Indenture;
(13)         To each Eligible Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any unpaid amounts then due and payable pursuant to the terms of the related Interest Rate Hedge Agreement to the extent any such amounts remain unpaid after giving effect to clauses (4) and (11)(B) above;
(14)         To the Director Services Provider, the amount of any unpaid Indemnified Amounts (as defined in the Director Services Agreement) owing pursuant to the Director Services Agreement to the extent not previously paid pursuant to clause (7) above;
(15)         To the Manager, any unpaid indemnity payments owing pursuant to the Management Agreement; and

(16)         To the payment of all other Outstanding Obligations, whether or not then due and payable; and
(17)         To the Issuer, all remaining amounts.

At its sole discretion, the Control Party may change the priority of any of items (1) – (16) above in a manner that is not prejudicial to a Noteholder, the Indenture Trustee or the Director Services Provider (without such party’s prior written consent).

Section 807.   Limitation on Suits. Except to the extent provided in Section 808 hereof, no Noteholder shall have the right to institute any Proceeding, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)            such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)           the Control Party shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)          such Holder or Holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request (the unsecured indemnity, in form and substance acceptable to the Indenture Trustee, of a Rated Institutional Noteholder being deemed satisfactory for such purpose);
(iv)          the Indenture Trustee has, for 30 days after its receipt of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and
(v)           no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Control Party; it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under the Indenture, except in the manner herein provided and for the benefit of all Noteholders.

Section 808.   Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision of the Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable subject to the limitation on such payments to the extent of available funds in the Trust Account and the Restricted Cash Account to pay such amounts and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 809.   Restoration of Rights and Remedies. If the Indenture Trustee, either Lead Arranger or any Holder has instituted any Proceeding to enforce any right or remedy under the Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, such Lead Arrangers or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee, the Lead Arrangers and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee, such Lead Arrangers and the Holders shall continue as though no such Proceeding had been instituted.

Section 810.   Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee, either Lead Arranger, any Eligible Interest Rate Hedge Counterparty or to the Holders pursuant to the Indenture is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 811.   Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, either Lead Arranger, any Eligible Interest Rate Hedge Counterparty or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, any Eligible Interest Rate Hedge Counterparty, either Lead Arranger or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, any Eligible Interest Rate Hedge Counterparty, either Lead Arranger or by the Holders, as the case may be.

Section 812.   Control by Control Party.

(a)           Upon the occurrence of an Event of Default, the Control Party shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with the Indenture, including, without limitation, Section 804 hereof, and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(b)           Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit the Noteholders, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including these set forth in Section of 804 hereof) shall be vested solely in the Control Party and, by accepting the benefits of this Indenture, each Noteholder and Eligible Interest Rate Hedge Counterparty acknowledges such statement; provided, however, that nothing contained herein shall constitute a modification of Section 808, Section 813(b) or Section 816(d) hereof.

Section 813.   Waiver of Past Defaults. (a)  The Control Party may, on behalf of all Noteholders, waive any past Event of Default and its consequences, except an Event of Default

(i)            in the payment of the principal of, on the Final Payment Date, or interest on any Note of any Series, or
(ii)           in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders pursuant to Section 1002 of the Indenture.

(b)           Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of the Indenture; provided, however, that no such waiver shall extend to (i) any subsequent Event of Default (whether or not similar) or impair any right consequent thereon or (ii) affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 814.   Undertaking for Costs. All parties to the Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the aggregate principal balance of the Notes of all Series then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Final Payment Date of such Note.

Section 815.   Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 816.   Sale of Collateral. (a)  The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all Outstanding Obligations shall have been paid. The Indenture Trustee at the written direction of the Control Party may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b)           Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of the Indenture: (i) the Indenture Trustee, at the written direction of the Control Party, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of the Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives; shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c)           The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee’s rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d)           The Indenture Trustee acknowledges that its right to sell, transfer or otherwise convey any Interest Rate Hedge Agreement or exercise any foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Hedge Agreement.

Section 817.   Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under the Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to the Indenture. Neither the Lien of the Indenture nor any rights or remedies of the Indenture Trustee, the Lead Arrangers or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 901.   Duties of Indenture Trustee. The Indenture Trustee, prior to the occurrence of an Event of Default or after the curing of any Event of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Indenture Trustee, but only at the written direction of the Control Party, shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Indenture Trustee shall not exercise any remedies absent the written request or written direction of the Control Party.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of the Indenture, shall determine whether they are substantially in the form required by the Indenture; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to the Indenture.

No provision of the Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)            The duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of the Indenture. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments furnished to the Indenture Trustee and conforming to the requirements of the Indenture;
(ii)           The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)          The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Control Party relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under the Indenture.

No provision of the Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (the unsecured written indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purpose unless the Indenture Trustee provides prior written notice to the contrary, or (B) the Lead Arrangers being deemed satisfactory for such purpose).

Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902.   Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 901 hereof:

(i)            The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
(ii)           The Indenture Trustee may consult with counsel of its selection and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;
(iii)          The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Control Party, pursuant to the provisions of the Indenture, unless the Indenture Trustee shall have security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby (the unsecured written indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose, unless the Indenture Trustee provides prior written notice to the contrary);
(iv)          The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;
(v)           The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Control Party unless the Indenture Trustee shall have security or indemnity reasonably satisfactory to the Indenture Trustee against any cost, expense or liability likely to be incurred in making such investigation (the unsecured written indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purposes unless the Indenture Trustee provides prior written notice to the contrary. The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

(vi)          The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and
(vii)         The Indenture Trustee shall not be charged with knowledge of any Default or Event of Default unless either a Corporate Trust Officer of the Indenture Trustee shall have actual knowledge or written notice of such shall have been given to a Corporate Trust Officer of the Indenture Trustee.

The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as Indenture Trustee and in all other capacities under the Indenture.

Section 903.   Indenture Trustee Not Liable. (a)  The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture, the Notes, the Collateral or of any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral.

(b)           The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Container, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Seller or the Manager with any covenant or the breach by the Seller or the Manager of any warranty or representation made hereunder, or in any related document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Restricted Cash Account or the Asset Base Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Seller or the Manager taken in the name of the Indenture Trustee.

(c)           Except as expressly provided herein, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of the Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 904.   Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

Section 905.   Indenture Trustee’s Fees, Indemnities and Expenses. The fees (“Indenture Trustee’s Fees”) of the Indenture Trustee shall, if not paid by the Manager, be paid by the Issuer in accordance with Section 302 hereof. The Issuer shall fully indemnify the Indenture Trustee and each of its officers, directors and employees for, and hold them harmless against, any and all loss, liability, damage claim or expense incurred without negligence or willful misconduct on their part to the extent such finding of negligence or willful misconduct is made in a final non-appealable judgment by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the other Transaction Documents (“Indenture Trustee Indemnified Amounts”).

The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of the Indenture.

When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(3) or Section 801(4), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Section 906.   Eligibility Requirements for Indenture Trustee. The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times be acceptable to each Lead Arranger and each Eligible Interest Rate Hedge Counterparty. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 907.   Resignation and Removal of Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, each Eligible Interest Rate Hedge Counterparty, the Lead Arrangers and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee acceptable to the Control Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, each Eligible Interest Rate Hedge Counterparty, the Lead Arrangers, and one copy to the successor Indenture Trustee. The Control Party shall use reasonable efforts to assist the Issuer in locating a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Control Party may appoint a successor trustee or, if it does not do so within 30 days thereafter, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, the Lead Arrangers or the Manager, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its properly or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer shall remove the Indenture Trustee and appoint a successor Indenture Trustee acceptable to the Control Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to tie successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 908 hereof.

Section 908.   Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, the Restricted Cash Account and the Asset Base Account. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Control Party.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee and to each Eligible Interest Rate Hedge Counterparty. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 909.   Merger or Consolidation of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910.   Separate Indenture Trustees, Co-Indenture Trustees and Custodians. If the Indenture Trustee is not capable of acting outside the United States, it shall have the power from time to time to appoint one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders, each Eligible Interest Rate Hedge Counterparty and the Lead Arrangers and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;
(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;
(iii)          no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and
(iv)          the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of the Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to the Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of the Indenture, specifically including every provision of the Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee and the Lead Arrangers.

Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 911.   Representations and Warranties. The Indenture Trustee hereby represents and warrants as of the 2006 Closing Date that:

(a)           Organization and Good Standing. The Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

(b)           Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform the Indenture and to authenticate the Notes, and the execution, delivery and performance of the Indenture and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c)           Binding Obligations. This Indenture, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion. of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

(d)           No Violation. The performance by the Indenture Trustee of its obligations under the Indenture will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

(e)           No Proceedings. There are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of the Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, the Indenture or the Notes; and

(f)            Approvals. Neither the execution or delivery by the Indenture Trustee of the Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of New York law governing the banking or trust powers of the Indenture Trustee.

Section 912.   Indenture Trustee Offices. The Indenture Trustee shall maintain in the State of New York an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attn: Corporate Trust ABS Unit, and shall promptly notify the Issuer, the Manager, each Eligible Interest Rate Hedge Counterparty and the Noteholders of any change of such location.

Section 913.   Notice of Event of Default. If the Indenture Trustee shall have actual knowledge of an Event of Default, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, each Eligible Interest Rate Hedge Counterparty and the Lead Arrangers. For all purposes of the Indenture, in the absence of actual knowledge by a Corporate Trust Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default unless notified in writing thereof by the Issuer, the Seller, the Manager, any Eligible Interest Rate Hedge Counterparty, either Lead Arranger or any Noteholder, and such notice references the Notes generally, the Issuer or the Indenture.

ARTICLE X

AMENDMENTS

Section 1001.   Amendments Without Consent of Holders. (a)  Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Control Party to the effect that such amendment is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may, with the consent of each Lead Arranger, each Eligible Interest Rate Hedge Counterparty (provided that such proposed amendment adversely affects the rights, duties or immunities of such Eligible Interest Rate Hedge Counterparty under this Indenture or otherwise) and the Administrative Agent, enter into one or more amendments to the Indenture for any of the following purposes:

(i)            to add to the covenants of the Issuer in the Indenture for the benefit of the Holders of all Notes then Outstanding or of the Lead Arrangers, or to surrender any right or power conferred upon the Issuer in the Indenture;
(ii)           to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture;
(iii)          to correct or amplify the description of any property at any time subject to the Lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of the Indenture, or to subject additional property to the Lien of the Indenture;
(iv)          to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;
(v)           to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;
(vi)          to evidence the succession of the Indenture Trustee pursuant to Article IX; or
(vii)         to add any additional Events of Default or Trigger Events.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any amendment pursuant to this Section, the Indenture Trustee shall mail to the Holders of all Notes then Outstanding, each Eligible Interest Rate Hedge Counterparty and each Lead Arranger, a notice as provided by the Issuer to the Indenture Trustee setting forth in general terms the substance of such amendment, together with a copy of the text of such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 1002.   Amendments with Consent.  (a)  With the consent of the Control Party, the Administrative Agent, each Lead Arranger and each Eligible Interest Rate Hedge Counterparty (provided that, in the case of the Administrative Agent and each Eligible Interest Rate Hedge Counterparty, such proposed amendment adversely affects the Administrative Agent’s or Eligible Interest Rate Hedge Counterparty’s (as applicable) rights, duties or immunities under the Indenture or otherwise), the Issuer and the Indenture Trustee may enter into an amendment to the Indenture hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture provided, that no such amendment shall, without the prior written consent of each Noteholder affected thereby:

(i)            reduce (whether directly or indirectly) the principal amount of any Note, the rate of interest thereon or reduce (whether directly or indirectly) any indemnities (or right to indemnification) owing to any Noteholder, change (whether directly or indirectly) the priority of any such payments (other than to increase the priority thereof) required pursuant to the Indenture, or the date on which, or the place of payment where, or the coin or currency in which, any Note, the interest thereon or any other indemnified amount is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Payment Date thereof;
(ii)           reduce the percentage of Outstanding Notes or Commitments required for (a) the consent of any amendment to the Indenture, (b) the consent required for any waiver of compliance with certain provisions of the Indenture or certain Events of Default hereunder and their consequences as provided for in the Indenture or (c) the consent required to waive any payment default on the Notes;
(iii)          modify any of the provisions of this Section except to increase any percentage provided herein, or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
(iv)          modify or alter the definition in a manner adverse to Noteholders of the terms “Outstanding,” “Control Party”, “Asset Base” or “Existing Commitment”;
(v)           impair or adversely affect the Collateral in any material respect except as otherwise permitted herein; or
(vi)          permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture with respect to any part of the Collateral or terminate the Lien of the Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of the Indenture.

Prior to the execution of any amendment issued pursuant to this Section 1002, the Issuer shall provide a written notice to the Administrative Agent and each Eligible Interest Rate Hedge Counterparty setting forth in general terms the substance of any such amendment.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any amendment pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes, the Administrative Agent, each Eligible Interest Rate Hedge Counterparty and the Lead Arrangers related to such Series, a notice as provided by the Issuer to the Indenture Trustee setting forth in general terms the substance of such amendment, together with a copy of the text of such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 1003.   Execution of Amendments.  In executing, or accepting the additional trusts created by, an amendment permitted by this Article or the modification thereby of the trusts created by the Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Section 1004.   Effect of Amendments.  Upon the execution of any amendment under this Article, the Indenture shall be modified in accordance therewith, and such amendment shall form a part of the Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XI

HOLDERS LISTS

Section 1101.   Issuer to Furnish Indenture Trustee Names and Addresses of Holders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee and the Lead Arrangers (i) not more than 10 days after receipt of a request from the Issuer, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses and tax identification numbers of the Holders of Notes as of such date, and (ii) at such other times as the Indenture Trustee or either Lead Arranger may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee maintains the Note Register, no such lists shall be required to include the names and addresses received by the Indenture Trustee in such capacity.

Section 1102.   Preservation of Information; Communications to Holders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as note registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

ARTICLE XII

TRIGGER EVENT

Section 1201.   Trigger Event. As of any date of determination, the existence of any one of the following events or conditions shall constitute a Trigger Event:

(1)                                  An Event of Default hereunder or an “event of default” under any Transaction Document shall have occurred and then be continuing;

(2)                                  A Manager Default shall have occurred and then be continuing;

(3)                                  The Aggregate Note Principal Balance on any Asset Base Test Date (calculated after giving effect to all payments of principal to be paid on such Asset Base Test Date to the extent such Asset Base Test Date is also a Payment Date) exceeds the Asset Base or a Maximum Asset Base Deficiency exists on any Asset Base Test Date (calculated after giving effect to all payments of principal to be paid on such Asset Base Test Date to the extent such Asset Base Test Date is also a Payment Date);

(4)                                  [Reserved];

(5)                                  EBITDA for the quarter ended September 30, 2006 shall not be less than $5,383,000 and the EBITDA Ratio of Issuer at the end of any period of four consecutive fiscal quarters of the Issuer shall be less than the amount set forth on Exhibit G for such period;

(6)                                  [Reserved];

(7)                                  [Reserved];

(8)                                  [Reserved];

(9)                                  A Change of Control of the Manager shall have occurred, provided that a Change of Control occasioned by the implementation of a restructuring otherwise satisfactory to the Lead Arrangers, pursuant to which (A) the indebtedness under the Manager’s public indentures in respect of the Manager’s 10¾% Senior Notes Due 2006, 7 7/8% Senior Notes Due 2008, 12½% Senior Notes Due 2009 and 10½%  Senior Notes Due 2012, are converted to equity interests in the Manager, (B) equity is issued to satisfy the Manager’s pension liabilities, and/or (C) there is a transfer of voting control of the Manager to existing equityholders of the Manager shall not constitute a Trigger Event; and

(10)                            The Issuer is required to register as an Investment Company under the Investment Company Act of 1940, as amended.

If a Trigger Event exists on any Payment Date, then such Trigger Event shall be deemed to continue until the Business Day on which the Control Party waives in writing such Trigger Event.

ARTICLE XIII

CONDITIONS OF CLOSING OF THE
SECOND AMENDED AND RESTATED INDENTURE

Section 1301.   Effectiveness of Indenture. The closing of this amendment and restatement of the Indenture is subject to the condition precedent that the Indenture Trustee shall have received all of the following, each duly executed and dated as of the 2006 Closing Date, in form and substance satisfactory to each of the Noteholders and each (except for the Series 2006 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Noteholder and all of the following actions shall have been taken:

(a)           The Series 2006 Notes executed by the Issuer and issued in favor of each Series 2006 Noteholder in the following principal amounts: Wachovia Bank $26,872,451.08 and Ableco Finance LLC $26,872,451.08.  The execution of and issuance in favor of Wachovia Bank and Ableco Finance LLC (in exchange for the partial surrender of the Existing Notes) of replacement Existing Notes in the following principal amounts:  Wachovia Bank $53,457,961.27 and Ableco Finance LLC $53,457,961.27.

(b)           Separate certificates executed by the corporate secretary or assistant secretary of each of the Seller (as Seller and Manager) and Issuer, dated the 2006 Closing Date, certifying that (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Transaction Documents to which it is a party, and (ii) attached are true, correct and complete copies of the memorandum of association, bye-laws, board resolutions and incumbency certificates in form and substance satisfactory to the Series 2006 Noteholders, as to such matters as they shall require.

(c)           The Transaction Documents, in form and substance satisfactory to the Lead Arrangers, shall have been executed and delivered by the Issuer and all other parties thereto and filed in the appropriate jurisdictions together with all Uniform Commercial Code financing statements, documents of similar import in other jurisdictions described in Sections 2.03(a) and 2.03(b) of the Contribution and Sale Agreement as to the Series 2006 Notes.

(d)           Opinions of Counsel to the Issuer, as to perfection and priority of the Indenture Trustee’s security interest in the Collateral (including opinions from Chancery Chambers, Barbados counsel to the Seller and Richards Butler, United Kingdom counsel to the Manager and the Seller), and from counsel to the Issuer, the Seller and Manager, in form and in substance satisfactory to the Noteholders, as to such matters as they shall require.

(e)           All preference shares of the Issuer shall be held of record by SPC Parent all ordinary shares of the Issuer shall be held of record by AMACAR Investments LLC, all preference shares of SPC Parent shall be held of record by the Manager, and all ordinary shares of SPC Parent shall be held of record by AMACAR Investments LLC and SPC Parent shall have been organized, all in a manner satisfactory to the Noteholders.

(f)            A Container Management Certificate from the Manager certifying that it is managing all of the Managed Containers in accordance with the Management Agreement.

(g)           The Containers described on Schedule 1 to the Container Transfer Certificate delivered pursuant to the Contribution and Sale Agreement shall have been sold in accordance with the provisions thereof and the Containers described in Schedule 2 to the Container Transfer Certificate shall have transferred to the Seller in accordance with the provisions of the Contribution and Sale Agreement.

(h)           Sidley Austin LLP and Appleby Hunter Bailhache shall have confirmed or rendered their opinions relating to true sale and nonconsolidation and other matters in form and substance satisfactory to the Lead Arrangers.

(i)            The Issuer shall have delivered certificates evidencing Issuer’s insurance coverage and listing the Indenture Trustee as additional loss payee, which shall be satisfactory to the Control Party.

(k)           No claim, action, suit, investigation, litigation or formal proceeding (including, without limitation, unscheduled shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or governmental authority which relates to the Series 2006 Notes or which, in the opinion of the Lead Arrangers, has any reasonable likelihood of having a material adverse effect on the condition (financial or other), business, operations, assets or prospects of the SPC Parent or the Issuer or GE SeaCo.

(l)            Copies of any necessary governmental, shareholder, and third-party approvals and/or consents in connection with the Series 2006 Notes shall have been obtained and shall be in full force and effect.

(m)          Certificate of Vice President of the Issuer as to no Material Adverse Change and compliance by the Issuer with Section 512 of the Indenture.

(n)           $2,600,000 shall be on deposit in the Asset Base Account and $4,714,139.28 shall be on deposit in the Restricted Cash Account.

(o)           All of the conditions recited in Section 202 of the Contribution and Sale Agreement with respect to the Transferred Assets which are transferred and conveyed on or about the 2006 Closing Date for the Series 2006 Notes shall have been satisfied on or before the 2006 Closing Date.

(p)           The Indenture Trustee, the Administrative Agent and the Lead Arrangers shall have received a copy of the notice sent to GE SeaCo assigning the Master Lease and the Equipment Management Agreement to the Issuer.

(q)           On the 2006 Closing Date, after giving effect thereto, no Managed Container shall be a Sanctioned Container.

(r)            The Officer’s Certificate and the Opinion of Counsel required by Article X hereof.

; provided, however, that notwithstanding the foregoing conditions precedent, upon the making of any advance by a Series 2006 Noteholder, all of the Indenture Trustee’s and Series 2006

Noteholders’ rights under the Indenture shall vest in such Persons, whether or not the conditions precedent were in fact satisfied.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 1401.   Compliance Certificates and Opinions.  (a)  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of the Indenture, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of the Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)           Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and
(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1402.   Form of Documents Delivered to Indenture Trustee.  (a)  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)           Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 1403.   Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1404.   Inspection.  (a)  Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, any Eligible Interest Rate Hedge Counterparty or either Lead Arranger and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Managed Containers and copies of all Leases or other documents relating thereto at the times and in accordance with the provisions of the Management Agreement. The Lead Arrangers, each Eligible Interest Rate Hedge Counterparty, the Noteholders and the Indenture Trustee, by accepting the benefits of the Indenture is deemed to have agreed that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources or otherwise in its possession from a source, to its knowledge, not having any confidentiality agreement with the Issuer or the Manager with respect thereto), except as may be otherwise required by regulation, law or court order or required by appropriate governmental authorities or as necessary to preserve or exercise its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of either Lead Arrangers or any Eligible Interest Rate Hedge Counterparty to make such information available to its regulators, securities rating agencies, and to reinsurers and credit and liquidity providers whom such party reasonably believes will respect the confidential nature of such information and whom such party has requested confidential treatment of such information. Any expense incident to the reasonable exercise by the Indenture Trustee, either Lead Arranger or any Noteholder of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

(b)           The Issuer also agrees (i) to make available on a reasonable basis to the Indenture Trustee, Administrative Agent, either Lead Arranger, any Eligible Interest Rate Hedge Counterparty or any prospective purchaser of a Note a Managing Officer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer and (ii) to allow the Indenture Trustee, Administrative Agent, any Eligible Interest Rate Hedge Counterparty, either Lead Arranger or any prospective purchaser of a Note to inspect the Manager’s facilities during normal business hours.

Section 1405.   Limitation of Rights.  Except as expressly set forth in the Indenture, the Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Eligible Interest Rate Hedge Counterparty, any Lead Arranger and the Administrative Agent is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

Section 1406.   Severability.  If any provision of the Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

The invalidity of any one or more phrases, sentences, clauses or Sections of the Indenture contained, shall not affect the remaining portions of the Indenture, or any part thereof.

Section 1407.   Notices.

(a)           All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service,

Manager:	Sea Containers Ltd. 22 Victoria Street Hamilton, HM EX Bermuda Fax: (441) 295-5328

with copies to:

Sea Containers Services Ltd. 20 Upper Ground London SE1 England Attn: Financial Services Department Fax: 011-44-207-805-5900

and

Sea Containers America Inc. 1114 Avenue of the Americas New York, New York 10036 Attn: Counsel Fax: (212) 302-5073

Issuer:	Sea Containers SPC Ltd. 22 Victoria Street Hamilton, HM EX Bermuda Fax: (441) 295-5328

with copies to:

Sea Containers Services Ltd. 20 Upper Ground London SE1 England Attn: Financial Services Department Fax: 011-44-207-805-5900

and

Sea Containers America Inc. 1114 Avenue of the Americas New York, New York 10036 Attn: Counsel Fax: (212) 302-5073

Indenture Trustee:	The Bank of New York 101 Barclay Street, 8W New York, NY 10286 Attn: Corporate Trust ABS Unit Fax: (212) 815-3883

Administrative Agent:	Wachovia Bank, National Association 301 South College Street Charlotte, NC 28202 Attn: Dan Miller Fax: (704) 715-0106

Interest Rate Hedge Counterparty:	Wachovia Bank, National Association 301 South College Street, DC-8 Charlotte, NC 28202-0600 Attn: Derivatives Documentation Group Fax: (704) 383-0575 Tel: (704) 383-8778

Lead Arrangers:	Wachovia Capital Markets, LLC 301 South College Street Charlotte, NC 28202 Attn: Dan Miller Fax: (704) 715-0106

Ableco Finance LLC 299 Park Avenue, 23rd Floor New York, NY 10171 Attn: Matthew R. Niemann Fax: (312) 424-2329

or at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.

(b)           The Indenture Trustee shall promptly notify the Lead Arrangers if a Corporate Trust Officer receives written notice of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Notes.

Section 1408.   Consent to Jurisdiction.  Any legal suit, action or proceeding against the Issuer arising out of or relating to this indenture, or any transaction contemplated hereby, may be instituted in any federal or state court in The County of New York, State of New York and the Issuer hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing the Indenture, the Issuer hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Issuer hereby irrevocably appoints and designates Sea Containers America Inc., having an address at 1114 Avenue of the Americas, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Issuer agrees that service of process upon such party shall constitute personal service of such process on such Person. The Issuer shall maintain the designation and appointment of such authorized agent until all amounts payable under the Indenture shall have been paid in full. If such agent shall cease to so act, each of the Agent and the Seller shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent’s acceptance of such appointment.

Section 1409.   Captions.  The captions or headings in the Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of the Indenture.

Section 1410.   Governing Law.  This Indenture shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

Section 1411.   No Petition.  The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Note was Outstanding.

Section 1412.   Reserved.

Section 1413.   Effective Date of Transaction.  Notwithstanding that the Indenture is amended and restated as of October 3, 2006, nothing contained herein shall be deemed to cause a novation of any transfers, conveyances, transactions, representations and warranties, and covenants and agreements which were effected or made under the original indenture that was executed on December 19, 1996 or the amended and restated indenture that was executed on July 16, 2001, as amended and supplemented to date, including, without limitation, the continuation unimpaired of all security interests granted pursuant to the Granting Clauses hereof.

Section 1414.   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1415.   Waiver of Immunity.  To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Indenture, the other Transaction Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Transaction Documents and mandatory requirements of applicable law.

Section 1416.   Judgment Currency.  The parties hereto (A) acknowledge that the matters contemplated by the Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Transaction Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Transaction Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Transaction Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Transaction Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Transaction Documents.

Section 1417.   [Reserved].

Section 1418.   Non-Reliance on Lead Arrangers and Other Noteholders; Exculpation of Lead Arrangers.  (a)  Each Noteholder expressly acknowledges that none of the Lead Arrangers or any of their respective officers, directors, employees, agents, attorney-in-fact or affiliates has made any representations or warranties to it and that no act by either Lead

Arranger hereafter taken, including without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by such Lead Arranger.  Each Noteholder represents and warrants to the Lead Arrangers that is has made and will make, independently and without reliance upon the Lead Arrangers or any other Noteholder and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and the Manager and made its own decision to purchase Notes.

(b)           Neither any Lead Arrangers nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Indenture or any other Transaction Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Noteholders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Indenture or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Lead Arrangers under or in connection with, this Indenture or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other Transaction Document or for any failure of any of the Issuer, the Manager or SPC Parent which is a party thereto to perform its obligations hereunder or thereunder.  The Lead Arrangers shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other Transaction Document, or to inspect the properties, books or records of any of the Issuer, the Manager or SPC Parent.

Section 1419.   Indenture Trustee Authorization..  Each Noteholder of an Existing Note, by its acceptance on the 2006 Closing Date, of a replacement Note for such Existing Note, and by its execution of the Second Amended and Restated Indenture hereby (i) authorizes the Indenture Trustee to execute and deliver, in connection with the 2006 Closing Date, the Indenture and all of the other Transaction Documents to which it is a party, (ii) consents to and approves the Transaction Documents to be entered into by the parties thereto on the 2006 Closing Date and (iii) waives any notice of this Second Amended and Restated Indenture required under Section 1002 of the Existing Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused the Indenture to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

SEA CONTAINERS SPC LTD.

By:	/s/ G. Sanders

Name:	G. Sanders

Title:	Vice President

Signature Page to the Second Amended & Restated Indenture

THE BANK OF NEW YORK, as Indenture Trustee

By:	/s/ Catherine L. Cerilles

Name:	Catherine L. Cerilles

Title:	Assistant Vice President

Signature Page to the Second Amended & Restated Indenture

For purposes of Section 1419 hereof,

VARIABLE FUNDING CAPITAL COMPANY LLC
(formerly known as Variable Funding Capital Corporation)

By:	Wachovia Capital Markets, LLC, as Attorney-in-Fact

By:	/s/ Douglas R. Wilson, Sr.

Name:	Douglas R. Wilson, Sr.

Title:	Vice President

Signature Page to the Second Amended & Restated Indenture

APPENDIX A TO THE INDENTURE

MASTER INDEX OF DEFINED TERMS

Except as otherwise provided herein, all references to any agreement defined in this Appendix A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Transaction Documents. All references to statutes (including the UCC), rules and regulations shall be deemed to include such statutes, rules and regulations as the same may be from time to time amended, supplemented or otherwise modified, in each case unless otherwise specified herein. All definitions contained or referred to herein shall be equally applicable to both the singular and plural forms of the terms defined. All references to any Person shall include its successors and permitted assigns. All references to “including” are not intended to limit the generality of any description preceding such term and for purposes hereof and of each Transaction Document the rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

Account Debtor:  Any “account debtor”, as such term is defined in Section 9-102(a)(3) of the UCC as in effect in the State of New York.

Accounts:  Any “account”, as such term is defined in Section 9-102(a)(2) of the UCC as in effect in the State of New York, arising out of, or in any way related to, the Managed Containers and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Issuer (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Issuer or from any other transaction, whether or not the same involves the sale of goods or services by Issuer (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Issuer’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Issuer’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Issuer under all purchase orders and contracts for the sale of goods or the performance of services or both by Issuer (whether or not yet earned by performance on the part of Issuer or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

Accumulated Depreciation:  As of any date of determination shall mean the original equipment cost of the Containers minus the Adjusted Net Book Value of such Containers as of the end of the most recently concluded fiscal quarter.

Adjusted Eurodollar Rate:  For any Interest Accrual Period, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/1000 of 1%, obtained by dividing (i) LIBOR on the second Business Day immediately preceding the first day of such Interest Accrual Period by (ii) the decimal equivalent of 100%

minus the Eurodollar Reserve Percentage on the second Business Day immediately preceding the first day of such Interest Accrual Period, provided, however, that for purposes of this Indenture at no time shall the Adjusted Eurodollar Rate be less than four percent (4%) per annum.

Adjusted Net Book Value:  The net book value of a Container, calculated in a manner whereby the accumulated depreciation of such Container is calculated on the basis of the depreciation schedule and method shown on Exhibit C to the Indenture, provided that in no event shall Adjusted Net Book Value exceed Net Book Value for any Container.

Administration Agreement:  The Second Amended and Restated Administration Agreement, dated as of the 2006 Closing Date, among the Issuer, the Manager, the Administrative Agent and the Indenture Trustee, as such agreement shall be further modified or supplemented from time to time in accordance with its terms and the terms of the Transaction Documents.

Administrative Agent:  Wachovia Bank, National Association, a national bank chartered by the Office of the Comptroller of the Currency, and its permitted successors and assigns.

Administrative Expenses:  The direct and indirect administrative expenses of the Issuer’s business including the Indenture Trustee’s fees and expenses, the Administrative Agent’s fees, directors’ fees, officers’ fees, insurance premiums, tax payments and all legal, accounting, audit, and reporting fees and expenses.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. For the purposes of the Transaction Documents, GE SeaCo shall be deemed to be an Affiliate of the Issuer.

Aggregate Net Book Value:  As of any date of determination, the sum of the Adjusted Net Book Values of all Eligible Containers then owned by the Issuer.

Aggregate Note Principal Balance:  As of any date of determination, the sum of the then Note Principal Balance of all Notes then Outstanding.

Applicable Funding Basis:  For any Interest Accrual Period, one of the following:

(i)            if no Eurodollar Disruption Event is continuing on the second Business Day immediately preceding the first day of such Interest Accrual Period, the Adjusted Eurodollar Rate; or

(ii)           if a Eurodollar Disruption Event is then continuing on the second Business Day immediately preceding the first day of such Interest Accrual Period, the Base Rate.

Applicable Interest Rate:  The Adjusted Eurodollar Rate, the Base Rate or the Overdue Rate to be applied pursuant to the terms of the Indenture.

Applicable Law:  With respect to any Person or Container, all existing laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to such Person or item of equipment.

Applicable Margin:  For any Interest Accrual Period, 5.25%.

Asset Base:  As of any date of determination, an amount equal to (a) the product of (i) 70% and (ii) the sum of the Adjusted Net Book Values (measured as of the last day of the immediately prior calendar month) of all Eligible Containers on such date, plus (b) $2,000,000, plus (c) the aggregate amount of Sale Proceeds received by GESeaCo on or before such date, which have not yet been deposited in the Trust Account and applied in accordance with Sections 302 or 806, with respect to sales or other dispositions of Managed Containers which have been consummated prior to such date, minus (d) the accrued and unpaid amounts as of such date in respect of items (1) through (11) in Section 302(c).

Asset Base Account:  The account of the Issuer referred to in Section 310 of the Indenture.

Asset Base Certificate:  A certificate with appropriate insertions setting forth the components of the Asset Base as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit A to the Indenture and shall be certified by an Authorized Signatory of the Issuer.

Asset Base Deficiency:  As of any date of determination, an amount equal to the excess, if any, of the Aggregate Note Principal Balance on such date over the Asset Base on such date.

Asset Base Test Date:  The 25th day of each calendar month (or if such 25th day is not a Business Day, the next succeeding Business Day) commencing on October 25, 2006.

Assignment of Security Interests:  The Amended and Restated Assignment of Security Interests, dated as of the 2006 Closing Date, between Sea Containers Ltd. and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms and the terms of the Transaction Documents.

Authorized Signatory:  Any Person designated by written notice delivered to the Indenture Trustee and the Lead Arrangers as authorized to execute documents and instruments on behalf of a Person.

Available Distribution Amount:  This term shall have the meaning set forth in Section 302(c) of the Indenture.

Bankruptcy Code:  Title 11 of the United States Code, 11 U.S.C. 101, et seq., as amended.

Base Rate:  As of any date of determination, a fluctuating rate of interest per annum equal to the Federal Funds Effective Rate in effect on such day or, if the Federal Funds Effective Rate can not be determined by the Deal Agent after applying the procedures set forth in the definition of such term, the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

Benefit Plan:  This term shall have meaning set forth in Section 205(f) of the Indenture.

Blocked Account:  A “blocked” account to be established on or before the date on which any Container becomes a Sanctioned Container by the Issuer outside the United States pursuant to arrangements and subject to documentation reasonably satisfactory to the Lead Arrangers.

Breakage Costs:  Losses or expenses incurred or sustained by a Noteholder as a consequence of a repayment or prepayment of a Note, in whole or in part, on a date other than a Payment Date.

Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, London, England, Charlotte, North Carolina, or the city in which the Corporate Trust Office of Indenture Trustee is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

Capital Improvements:  Any structural changes made to any Managed Containers in accordance with Section 3.5 of the Management Agreement which, in accordance with GAAP, the Manager determines should not be deemed as a Direct Operating Expense.

Casualty Loss:  Any of the following events with respect to any Container: (a) the actual total loss or compromised total loss of such Container, (b) Issuer’s knowledge that such Container has become lost, stolen or destroyed, (c) 30 days following Issuer’s determination that such Container is damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, (d) the seizure, condemnation or confiscation of such Container for a period exceeding sixty (60) days or (e) if such Container is subject to a Lease, such Container shall have been deemed under its Lease to have suffered a casualty loss as to the entire Container.

Casualty Proceeds: Any payment made in connection with a Casualty Loss.

Change of Control:  The occurrence of any of the following events: (a) any person or group (as such terms are used in Section 13(d) and 14(d) of the Securities Act), other than Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 33 1/3% of the aggregate voting power of all classes of voting stock of SCL; (b) SCL amalgamates or consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person amalgamates or consolidates with, or merges with or into, SCL, in any such event pursuant to a transaction in which the outstanding voting stock of all classes of SCL is converted into or exchanged for cash, securities or other property, other than any such transaction in which (i) the outstanding voting stock of each class of SCL is converted into or exchanged for (1) voting stock (other than redeemable capital stock) of the surviving or transferee company or corporation, or (2) cash, securities and other property in an amount which could be paid by SCL as a restricted payment under the terms of any agreement to which SCL is a party relating to Indebtedness of SCL and (ii) the holders of each class of the voting stock of SCL immediately prior to such transaction own, directly or indirectly, not less than a majority of each class of the voting stock of the surviving or transferee company or corporation immediately after such transaction; (c) at any time, individuals who constituted the board of directors of SCL on the 2006 Closing Date (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of SCL was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the date of the Indenture or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of SCL then in office; or (d) any order, judgment or decree shall be entered against SCL decreeing the dissolution or liquidation of SCL and shall not be discharged for a period in excess of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree has not been in effect.

Chattel Paper:  Any lease or other chattel paper, as such term is defined in Section 9-102(a)(11) of the UCC as in effect in the State of New York, arising out of or in any way related to any Managed Containers and now owned or hereafter acquired by Issuer.

Class:  All Notes having the same rights to payment under the Indenture.

Class B Quotas:  The Class B Quotas of GE SeaCo owned by SCL.

Class B Quota Dividends:  Dividends paid to SCL by GE SeaCo on SCL’s Class B Quotas of GE SeaCo.

Closing Date:  The 2001 Closing Date or the 2006 Closing Date, as the context may require.

Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Collateral:  This term shall have the meaning set forth in the Granting Clause of the Indenture.

Collection Period:  Each calendar quarter.

Collections:  With respect to any Collection Period, all payments actually received by, or on behalf of, the Issuer or the Manager or the Unit Manager, or by or on behalf of the Indenture Trustee, with respect to the Managed Containers or the other items of Collateral during such Collection Period, including, without limitation or duplication, all Master Lease Payments, all Container Revenues, Casualty Proceeds, Sales Proceeds and amounts received pursuant to the terms of the Non-Recourse Pledge Agreement. Collections for any Collection Period shall include any of the foregoing amounts which are received in any Collection Period but which are deposited in the Trust Account (within the time required by Section 302(a) of the Indenture) during the immediately succeeding Collection Period.

Consolidated Subsidiary:  Any Subsidiary of a Person whose accounts are consolidated with those of such Person in the latter’s consolidated financial statements on a basis consistently maintained during any relevant accounting period.

Container:  Any dry cargo, refrigerated, open top, flat rack, domestic storage, tank, high cube or other type of marine or intermodal container.

Container Details:  As to any Managed Containers then owned by the Issuer, information as to such Containers in detail reasonably satisfactory to the Lead Arrangers as to the following:

(i)            No Liens.  Good and marketable title to such Containers, free and clear of all Liens other than Permitted Encumbrances; and

(ii)           Specifications. standard specifications for that category of such Container and any applicable standards promulgated by the International Organization for Standardization; and

(iii)          Container Representations and Warranties.  Compliance with the Container Representations and Warranties; and

(iv)          Finance Leases.  Whether such Containers are then subject to a Finance Lease; and

(v)           Bankrupt Lessees.  Whether such Containers have been leased to a lessee which is subject to an Insolvency Proceeding for a period in excess of one year without having been recovered or lease payments having been resumed; and

(vi)          Casualty Losses.  Whether such Containers shall have suffered a Casualty Loss; and

(vii)         Maximum Concentration of Dry Cargo Containers.  The percentage that the sum of the Adjusted Net Book Values of all Eligible Containers that are 20′ dry cargo or 40′ dry cargo Containers constitutes the Aggregate Net Book Value; and

(viii)        Maximum Concentration of Refrigerated Containers.  The percentage that the sum of the Adjusted Net Book Values of all Eligible Containers that are refrigerated Containers constitutes the Aggregate Net Book Value; and

(ix)           Maximum Concentration of Tank Containers.  The percentage that the sum of the Adjusted Net Book Values of all Eligible Containers that are tank Containers Constitutes the Aggregate Net Book Value; and

(x)            OFAC.  Whether such Containers are leased to a Sanctioned Person.

Container Fleet:  At any time, the fleet of Containers owned or managed by SCL.

Container Identification Number:  The unique alpha-numeric reference assigned to a Managed Container which is painted on or affixed to such Managed Container.

Container Management Certificate:  The certificate of the Manager given pursuant to Section 1301(f) of the Indenture.

Container Related Agreement:  Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence on the 2006 Closing Date or thereafter acquired, including, but not limited to, all Leases (including the Master Lease), the Equipment Management Agreement, the Management Agreement, the Contribution and Sale Agreement and the Chattel Paper.

Container Representations and Warranties:  With respect to each Container, the representations and warranties of the Seller as set forth in paragraphs (p) through (ff) inclusive of Section 3.01 of the Contribution and Sale Agreement.

Container Revenues:  For any Collection Period, all amounts, whether or not paid to and received by the Manager or the Unit Manager, which are attributable to the Managed Containers, including but not limited to (i) all Master Lease Payments (including any prepayments thereof), (ii) rental charges (including any prepayments thereof), replacement costs and all charges paid in respect of the Managed Containers pursuant to Lease Agreements (other than the Master Lease), (iii) amounts received from the manufacturers or sellers of the Managed Containers for breach of sale warranties relating thereto or in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, (iv) amounts received from any other Person in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, including insurance proceeds relating thereto, and (v) any insurance premiums relating to the Managed Containers which have been refunded by the insurer. Notwithstanding the foregoing, Container Revenues do not include Sales Proceeds, Casualty Proceeds, or Class B Quota Dividends.

Container Transfer Certificate:  A Container Transfer Certificate, substantially in the form of Exhibit B to the Contribution and Sale Agreement, executed and delivered by the Seller and the Issuer in accordance with the terms of the Contribution and Sale Agreement.

Contracts:  All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Managed Containers or to the Notes, in or under which Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, any Interest Rate Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

Contribution and Sale Agreement:  The Second Amended and Restated Contribution and Sale Agreement, dated as of July 16, 2001, as amended by Amendment No. 1, dated as of the 2006 Closing Date, between the Seller and the Issuer and joined by the Administrative Agent and the Indenture Trustee, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms and the terms of the Transaction Documents.

Control Party:  The Majority of Holders of the Notes.

Corporate Trust Office:  The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at 101 Barclay Street, 8th Floor, West, New York, New York 10286.

Corporate Trust Officer:  Any Treasurer, Assistant Treasurer, Assistant Trust Officer, Trust Officer, Assistant Vice President, Vice President or Senior Vice President of the Indenture Trustee with direct responsibility for the administration of the Indenture or any other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

Data Custodian:  This term shall have the meaning set forth in Section 3.9.4 of the Management Agreement.

Default Interest:  For any Payment Date, the amount of incremental interest payable on the Notes at the times and under the circumstances set forth in Section 208(b) of the Indenture.

Deficiency Amount:  One of the following amounts: (a) for any Payment Date, any shortfall in the aggregate amount available in the Trust Account or any other amounts available under the Indenture to pay the Note Interest Payable due and payable on the Notes on such Payment Date, and (b) on the Final Maturity Date, any shortfall in the aggregate amount available in the Trust Account or any other amounts available under the Indenture to pay the then unpaid principal balance of, and accrued interest on, the Notes.

Depreciation Expense:  As of any date of determination shall mean the depreciation expense of the Containers for the immediately preceding four (4) fiscal quarters through the most recently completed fiscal quarter, which depreciation expense shall be calculated according to the schedule and method set forth on Exhibit C of the Indenture.

Determination Date:  The twelfth day of each of January, April, July and October (or if such day is not a Business Day the next succeeding Business Day).

Direct Operating Expenses:  All expenses and costs incurred in connection with the use or operation of Managed Containers, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling and storage costs and expenses; (iii) maintenance and repairs; (iv) repositioning; (v) inspection, marking and remarking; (vi) bankruptcy recovery; (vii) auditing fees; (viii) legal fees and expenses incurred in connection with enforcing rights under Lease Agreements or repossessing the Containers; (ix) costs of pursuing claims against manufacturers or sellers of Containers; (x) damage and liability insurance; and (xi) nonrecoverable sales and value-added taxes on such expenses and costs.

Director Services Provider:  AMACAR Group, L.L.C., and its permitted successors and assigns.

Director Services Agreement:  The Director Services Agreement, dated as of December 19, 1996, between the Director Services Provider and the Issuer, and all amendments and supplements thereto.

Documents:  Any documents, as such term is defined in Section 9-102(a)(30) of the UCC as in effect in the State of New York, arising out of or in any way related to the Containers and now owned or hereafter acquired by the Issuer.

Dollars:  The lawful money of the United States of America. This definition will be equally applicable to the sign $.

EBITDA:  For any period, the sum of (a)  net income (or loss) before gains and/or losses on the sale or other disposition of Managed Containers for such period, plus (b) to the extent deducted in determining such net income for such period, the sum of (i) amounts attributable to amortization, (ii) income tax expense, (iii) Interest Expense; and (iv) depreciation of assets, plus (c) extraordinary non-recurring expenses incurred by GE SeaCo under the Master Lease and the Equipment Management Agreement in an amount not to exceed (x) $500,000 for any fiscal quarter and $1,500,000 for any period of four fiscal quarters.

EBITDA Ratio:  For the Issuer, the ratio of (a) EBITDA to (b) Net Interest Expense, in each case for the most recently concluded four (4) fiscal quarters.

Effective Advance Rate:  As of any date of determination, the percentage determined by (a) the Aggregate Note Principal Balance on such date divided by (b) the Asset Base on such date (calculated in a manner to substitute 100% for the 70% in clause (a)(i) of the definition thereof).

Eligible Account:  Either (a) an interest-bearing, segregated account with an Eligible Institution or (b) an interest-bearing, segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the Distinct of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories no lower than Aa2 or AA, as the case may be, or (c) any account held with the Indenture Trustee.

Eligible Bank:  A banking, financial or similar institution acceptable to the Administrative Agent and the Lead Arrangers.

Eligible Container:  Any Managed Container which, when considered with all Managed Containers then owned by the Issuer which are included in the Asset Base, shall comply with each of the following requirements.

(i)            No Liens.  The Issuer has good and marketable title to such Container, free and clear of all Liens other than Permitted Encumbrances; and

(ii)           Container Representations and Warranties.  Such Container complies with the Container Representations and Warranties; and

(iii)          OFAC.  Such Container is not leased to a Sanctioned Person.

Eligible Institution:  Any one or more of the following institutions: (i) the corporate trust department of the Indenture Trustee; provided the Indenture Trustee maintains a long-term unsecured senior debt rating of at least “A” or better from S&P or “A2” or better from Moody’s, or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than AA by S&P and Aa2 by Moody’s, and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Interest Rate Hedge Counterparty:  A Lead Arranger or any other bank which is acceptable to the Lead Arrangers and the Issuer.

Eligible Investments:  One or more of the following:

(i)            direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           certificates of deposit and bankers’ acceptances (which shall each have an original maturity of not more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-” by S&P or “Aa3” by Moody’s or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

(iii)          commercial paper (having original maturities of not more than 270 days) of any corporation (other than the Issuer), incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

(iv)          any money market fund that has been rated by each Rating Agency in its highest rating category (including any designations of plus or minus) or that invests solely in Eligible Investments;

(v)           eurodollar deposits (which shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-” by S&P or “Aa3” by Moody’s or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category; and

(vi)          any investment selected by the Lead Arrangers in their sole discretion.

Entitlement Order:  This term shall have the meaning set forth in Section 8-102(8) of the UCC as in effect in the State of New York.

Equipment:  This term shall have the meaning set forth in Section 9-102(a)(33) of the UCC as in effect in the State of New York.

Equipment and Lease Report:  This term shall have the meaning set forth in Section 4.1.4 of the Management Agreement.

Equipment Management Agreement:  The Equipment Management Agreement, dated as of May 1, 1998, between GE SeaCo and SCL, as amended by that certain amendment, dated April 30, 2000, and as such agreement maybe further amended, modified or supplemented from time to time in accordance with its terms and the terms of the Transaction Documents.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate:  With respect to any Person, any other Person meeting the requirements of Section 414(b), (c), (m) or (o) of the Code.

Eurodollar Disruption Event:  As of any date of determination, the existence of any of the following events or conditions: (a) a determination by a Noteholder that it would be contrary to law, or to the directive of any central bank or other governmental authority (whether or not having the force of law), to obtain Dollars in the London interbank market to make, fund or maintain its investment in any Note, or (b) the inability of a Noteholder to obtain Dollars in the London interbank market to make, fund or maintain its investment in any Note.

Eurodollar Reserve Percentage:  As of any date of determination, the reserve percentage applicable on such day under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for any Noteholder with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board, as in effect from time to time) and having a term equal to the Interest Accrual Period.

Event of Default:  The occurrence of any of the events or conditions set forth in Section 801 of the Indenture.

Existing Commitment:  As of any date of determination for any Noteholder, an amount equal the then Note Principal Balance owned by such Noteholder.

Existing Notes or Series 2001 Notes:  The $283,888,000 original principal amount of Notes issued on the 2001 Closing Date.

Fair Market Value:  The price that an unrelated willing buyer and an unrelated willing seller would agree upon in an unforced arms’ length transaction.

Federal Funds Effective Rate:  As of any date of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Deal Agent from three federal funds brokers of recognized standing selected by it.

Federal Reserve Bank:  One of the twelve regional banks operated by the Federal Reserve System established by the Federal Reserve Act of 1913 to regulate the U.S. monetary and banking system.

Federal Reserve Board:  The Board of Governors of the Federal Reserve System or any successor thereto.

Fees and Expenses: All amounts which the Issuer agrees to pay to (or indemnify) under Section 631 of the Indenture and all other fees, costs and expenses (including indemnification payments) payable under the Transaction Documents, in each case, to the Administrative Agent, the Lead Arrangers and the Noteholders, and their respective Affiliates.

Final Maturity Date or Final Payment Date:  The third anniversary of the 2006 Closing Date.

Finance Lease:  A Lease which satisfies the criteria for classification as a capital lease pursuant to generally accepted accounting principles, including Financial Accounting Standards Board Statement No. 13, as amended.

Financial Assets:  This term shall have the meaning set forth in Section 8-102(a)(9) of the UCC.

Foreign Benefit Arrangement:  This term shall have the meaning set forth in Section 519(ii) of the Indenture.

Foreign Plan:  This term shall have the meaning set forth in Section 519(ii) of the Indenture.

GE SeaCo:  GE SeaCo SRL, a Barbados society with restricted liability, of which a subsidiary of General Electric Capital Corporation and SCL are members and includes all consolidated subsidiaries thereof, including GE SeaCo Services Ltd., a company organized under the laws of the United Kingdom.

GE SeaCo Fleet:  At any time, the fleet of Containers owned or leased by GE SeaCo.

General Intangibles:  Any “general intangibles”, as such term is defined in Section 9-102(a)(42) of the UCC as in effect in the State of New York, arising out of or in any way related to the Managed Containers and now owned or hereafter acquired by Issuer and, in any event, shall include, without limitation, all right, title and interest which Issuer may now or hereafter have in or under any Contract, interests in partnerships, joint ventures and other business associations, licenses, permits, software, data bases, data, materials and records, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

Generally Accepted Accounting Principles or GAAP:  Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question.

Genstar Fleet:  At any time, the fleet of Containers owned by Genstar Container Corporation and leased to GE SeaCo.

Governmental Authority:  Any of the following: (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

Hedging Requirement:  This term shall have the meaning set forth in Section 629 of the Indenture.

Holder:  See Noteholder.

Increased Costs:  Any fee, expense or increased cost actually charged to or incurred by an Indemnified Party for which such Indemnified Party is entitled to compensation pursuant to the provisions of Section 211 of the Indenture.

Indebtedness:  With respect to any Person without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person’s business, (d) any obligation of such Person as lessee under a capital lease, (e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (f) any obligation in respect of interest rate or foreign exchange hedging agreements, (g) liabilities and obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty), and (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

Indemnified Party:  This term shall have the meaning set forth in Section 210 of the Indenture.

Indenture:  The Second Amended and Restated Indenture, dated as of the 2006 Closing Date, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

Indenture Trustee:  The Person performing the duties of the Indenture Trustee under the Indenture.

Indenture Trustee’s Fees:  The fee amounts payable to the Indenture Trustee pursuant to Section 905 of the Indenture.

Indenture Trustee Indemnification Amounts:  The indemnification and expenses payable to the Indenture Trustee pursuant to Section 905 of the Indenture.

Independent Director:  A natural person who, for the five-year period prior to such person’s appointment as Independent Director has not been, and during the continuation of such person’s service as Independent Director such Independent Director is not: (i) an employee, director, shareholder, manager, partner or officer of the Issuer, the Seller, the Manager or any of their Affiliates (other than such person’s service as an Independent Director of the Issuer or any Affiliates of the Seller or Manager); (ii) a customer or supplier of the Issuer, the Seller, the Manager or any of their Affiliates; (iii) a beneficial owner at the time of such individual’s appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of more than 2% of the voting securities of the Issuer, the Seller, the Manager of any of their subsidiaries or Affiliates; (iv) is not affiliated with a significant customer, supplier or creditor of the Issuer, the Seller, the Manager or any of their Affiliates or subsidiaries; (v) does not have any significant personal service contracts with the Issuer, the Seller, the Manager or any of their Affiliates or subsidiaries; (vi) has prior experience as an independent director for a corporation whose charter documents require the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law; (vii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; and (viii) is not any member of the immediate family of a person described in (i) or (ii).

Initial Series 2006 Noteholders:  The Lead Arrangers or affiliates thereof.

Insolvency Law:  The Bankruptcy Code or similar applicable law in Bermuda or in any other applicable jurisdiction.

Insolvency Proceeding:  Any Proceeding under any applicable Insolvency Law.

Instruction Letter:  The Irrevocable Letter of Instruction, dated May 8, 2006, from the Issuer to GE SeaCo, as supplemented by the Irrevocable Letter of Instruction Supplement, dated the 2006 Closing Date, and as may be further supplemented hereafter from time to time with the consent of the Lead Arrangers.

Instruments:  Any instrument, as such term is defined in Section 9-102(a)(47) of the UCC as in effect in the State of New York, arising out of or in any way related to the Containers and now owned or hereafter acquired by Issuer, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

Interest Accrual Period:  The period beginning with, and including, a Payment Date and ending on the day before the next succeeding Payment Date; provided, however, that (x) for the Existing Notes the initial Interest Accrual Period under the Existing Indenture shall have commenced on the 2001 Closing Date and the initial Interest Accrual Period under the Indenture shall commence on the most recent Payment Date (under and as defined in the Existing Indenture) and end on the day before the next succeeding Payment Date and that (y) for the Series 2006 Notes the initial Interest Accrual Period shall commence on the 2006 Closing Date and end on the day before the next succeeding Payment Date.

Interest Rate Hedge Agreement:  An ISDA interest rate swap or cap agreement, collar or other hedging instrument between the Issuer (or the Indenture Trustee, executed in accordance with the provisions of Section 629(b) of the Indenture) and the Eligible Interest Rate Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, each in form and substance acceptable to the Lead Arranger, pursuant to which (i) the Issuer will receive payments from, or make payments to, the Eligible Interest Rate Hedge Counterparty based on LIBOR and (ii) recourse by the Eligible Interest Rate Hedge Counterparty to the Issuer is limited to distributions of Available Distribution Amount in accordance with the priority of payments set forth in Section 302 and Section 806 of the Indenture, as applicable.

Inventory:  Any inventory, as such term is defined in Section 9-102(a)(48) of the UCC as in effect in the State of New York, wherever located, arising out of or in any way related to the Containers and now or hereafter owned or acquired (whether as lessee or otherwise) by Issuer and, in any event, shall include, without limitation, all Containers, trailers and other container related transportation equipment, all inventory, merchandise, goods and other personal property which are held by or on behalf of Issuer for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Issuer’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Indenture Trustee from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Issuer or is held by Issuer or by others for Issuer’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Issuer or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

Investment:  When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

Investment Property:  This term shall have the meaning set forth in Section 9-102(a)(49) of the UCC as in effect in the State of New York.

Issuer:  Sea Containers SPC Ltd., a company organized and existing under the laws of Bermuda.

Lead Arrangers:  Wachovia and Ableco Finance LLC.

Lease:  Each and every item of Chattel Paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Container is subject from time to time and including any Lease entered into from time to time by the Manager pursuant to which the Manager leases one or more Containers from its Container Fleet. The term Lease includes the Master Lease and will include (a) all payments to be made by the lessee thereunder, (b) all rights of the lessor thereunder, (c) any and all amendments, renewals or extensions thereof and (d) guaranties or other credit support provided by, or on behalf of, the lessee with respect thereof.

Lease Agreement:  The Master Lease and any other lease or sublease agreement entered into from time to time by the Manager or the Unit Manager pursuant to which the Manager or the Unit Manager leases one or more Containers from its Container Fleet.

LIBOR:  An interest rate per annum equal to the average per annum rate of interest determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a term equal to the Interest Accrual Period, and commencing on the first day of such Interest Accrual Period, appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of 11:00 A.M. (London time) on the Business Day which is the second Business Day immediately preceding the date of such determination. If neither Telerate Page 3750 nor the Reuters Screen LIBO Page is available, then LIBOR shall be the rate determined by the Administrative Agent (such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) as of two Business Days prior to the date of such determination as the rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Administrative Agent to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 A.M. (New York City time) on the Business Day which is the second Business Day immediately preceding the date of such determination for delivery for a term equal to such Interest Accrual Period.

Lien:  Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

List of Containers:  A printed list of the Containers transferred by the Seller to the Issuer and hereby certified by an Authorized Signatory, which includes a true and complete list of all Containers to be conveyed on any Transfer Date. The List of Containers will include the following information for each such Container: (i) its Container Identification Numbers and (ii) the type of Container. Supplements to the List of Containers will be attached to the Container Transfer Certificate and will contain only unit Container Identification Numbers for each Container.

Location/Status Report:  This term shall have the meaning set forth in Section 4.1.5 of the Management Agreement.

Majority of Holders:  Noteholders that own Notes which in aggregate represent more than fifty percent (50%) of the Aggregate Note Principal Balance.

Managed Containers:  All Containers owned by the Issuer.

Management Agreement: The Third Amended and Restated Management Agreement, dated as of the 2006 Closing Date, entered into by and between the Manager and the Issuer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms and the terms of the Transaction Documents.

Management Fee:  This term shall have the meaning set forth in Section 5.2.1 of the Management Agreement.

Management Fee Arrearage:  For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

Manager:  The Person performing the duties of the Manager under the Management Agreement; initially, Sea Containers Ltd., a company organized and existing under the laws of Bermuda.

Manager Default:  The occurrence of any of the events or conditions set forth in Section 9.1 of the Management Agreement.

Manager Report:  A written informational statement, substantially in the form attached as Exhibit A to the Management Agreement, to be provided by the Manager in accordance with the Management Agreement and furnished to the Indenture Trustee, the Administrative Agent, the Lead Arrangers and each Eligible Interest Rate Hedge Counterparty.

Manager Termination Notice:  A written notice to be provided to the Manager pursuant to Section 405(b) of the Indenture with a copy to the Lead Arrangers.

Managing Officer:  Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Containers and the other Collateral whose name appears on a list of managing officers furnished to Issuer, the Lead Arrangers and the Indenture Trustee by the Manager, as such list may from time to time be amended.

Master Lease:  The Master Lease, dated as of May 1, 1998, between Sea Containers Ltd. and GE SeaCo, as amended by that certain amendment, dated as of April 30, 2000, and as such agreement may be further amended, modified or supplemented from time to time in accordance with its terms and the terms of the Transaction Documents.

Master Lease Payment:  For any Collection Period, an amount equal to the actual amount of the rental payment made under the Master Lease.

Master Lease Sublease:  The Master Lease and Sublease Agreement dated as of May 1, 1996 between SCL and GE SeaCo Services Ltd.

Material Adverse Change:  Any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Transaction Document or the security for any of the related Notes, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Issuer, Seller, GE SeaCo, or Manager, individually or taken together as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of Issuer, Seller or Manager to perform its obligations under the Transaction Documents or GE SeaCo’s ability to make payments under the Master Lease, or (d) materially impairs or could reasonably be expected to materially impair the ability of Indenture Trustee or either Lead Arranger to enforce any of its or their legal rights or remedies pursuant to the Transaction Documents.

Maximum Advance Rate:  As of any date of determination, the lesser of (x) 75% and (y) the sum of the lowest Effective Advance Rate as reflected in any Asset Base Certificate delivered prior to such date, plus 10%; provided that the Maximum Advance Rate shall not be less than 50%.

Maximum Asset Base Deficiency:  As of any date of determination, if the Effective Advance Rate exceeds the Maximum Advance Rate.

Moody’s:  Moody’s Investors Service, Inc., and any successor thereto.

Net Book Value:  With respect to any Container as of any date of determination, an amount equal to the net book value thereof as determined in accordance with GAAP.

Net Interest Expense:  For any period, the net finance costs as shown for such period on the statement of operations of such Person, provided, however, that if at any time LIBOR shall exceed 6% per annum, LIBOR shall be deemed to be 6% per annum for purposes of calculating the Note Interest Payments included in Net Interest Expense on the portion of the Aggregate Note Principal Balance not subject of an Interest Rate Hedge Agreement pursuant to Section 629, all of the foregoing as determined in accordance with GAAP.

Non-Issuer Entity:  This term shall have the meaning set forth in Section 302(c) of the Indenture.

Non-Recourse Pledge Agreement:  The Second Amended and Restated Non-Recourse Pledge Agreement, dated as of the 2006 Closing Date, between Sea Containers Ltd. and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and of the Transaction Documents.

Noteholder or Holder:  The person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand, the interest evidenced by any Note registered in the name of the Seller or the Issuer or any Affiliate of any of them known to be such an Affiliate by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the Aggregate Principal Balance of the Outstanding Notes necessary to effect any such consent, waiver, request or demand is represented.

Note Interest Arrearage:  For any Payment Date, an amount equal to the sum of (i) any unpaid Note Interest Payments from all prior Payment Dates and (ii) interest, to the extent permitted by law on the amount set in clause (i) calculated at the Overdue Rate from the immediately preceding Payment Date through but not including) the current Payment Date.

Note Interest Payment:  For each Payment Date, an amount equal to the product of (i) the average Aggregate Note Principal Balance during the Interest Accrual Period ending on the immediately preceding day and (ii) the sum of (x) the Applicable Funding Basis for the Interest Accrual Period ending on the immediately preceding day and (y) the Applicable Margin for the Interest Accrual Period ending on the immediately preceding day.

Note Principal Balance:  With respect to any Note as of any date of determination, an amount equal to the unpaid principal balance of all Notes Outstanding on the 2001 Closing Date and the 2006 Closing Date reduced by all amounts paid to the Noteholders by the Issuer subsequent to the 2001 Closing Date and the 2006 Closing Date representing Prepayments.

Note Register:  The register maintained by the Indenture Trustee pursuant to Section 205 of the Indenture.

Notes:  The Existing Notes and the Series 2006 Notes.

OFAC:  The U.S. Department of the Treasury’s Office of Foreign Assets Control.

Officer’s Certificate:  A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

Opinion of Counsel:  A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Seller or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

Original Master Lease:  The Master Lease as in effect on July 28, 1998.

Original C&S Agreement:  This term shall have the meaning set forth in the first Whereas clause in the Contribution and Sale Agreement.

Other Taxes:  This term shall have the meaning set forth in Section 210(b) of the Indenture.

Outstanding:  When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

(i)            any Note cancelled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly cancelled by the Issuer at or before said date;

(ii)           any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

(iii)          any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

(iv)          any Note held by the Issuer, the Seller or any Affiliate of either the Issuer or the Seller.

Outstanding Obligations:  As of any date, all accrued interest payable on, and the then outstanding principal balance of, all Notes issued under the Indenture and all other amounts owing to Noteholders or to any Person under the Indenture or any Transaction Documents, including, without limitation, any amounts owing to the Lead Arrangers and each Eligible Interest Rate Hedge Counterparty under any Interest Rate Hedge Agreement.

Overdue Rate:  An interest rate per annum equal to the sum of (i) the otherwise applicable interest rate for the Existing Notes and Series 2006 Notes then in effect (or to the extent there is no stated applicable interest rate, the Base Rate then in effect) plus (ii) two percent (2%).

Owner:  See Issuer.

Payment Date:  The 25th day of each of January, April, July, October (or, if such 25th day is not a Business Day, the next succeeding Business Day).

Permitted Encumbrance:  With respect to the Collateral, any of the following:

(i)            Liens for taxes not yet due or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager;

(ii)           carriers’, warehousemen’s, mechanics, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves are provided by the Manager;

(iii)          Leases entered into in the ordinary course of business providing for the leasing of Containers; and

(iv)          Liens created by the Indenture; provided that Proceedings described in (i) and (ii) above could not reasonably subject the Lead Arrangers, the Indenture Trustee, any Eligible Interest Rate Hedge Counterparty or the Noteholders to any civil or criminal penalty or liability or involve any risk of material loss, sale or forfeiture of any of the Collateral.

Permitted Holder:  Any wholly-owned Subsidiary of SCL, James B. Sherwood or any group (as such term is used in Section 13(d) of the Securities Act) of which James B. Sherwood is a member, and any other Person who or which is an heir or legatee of James B. Sherwood and receives any voting stock of the Manager from the estate of James B. Sherwood or the estate of any of the foregoing.

Permitted Payment Date Withdrawals:  For any Payment Date, one of the following:

(1)           for any Payment Date other than the Final Payment Date, the aggregate amount of the Note Interest Payment and Note Interest Arrearage payable on such Payment Date; or

(2)           for (i) the Final Payment Date or (ii) any date on which an Event of Default has occurred and is then continuing and the Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture, the aggregate amount of the Note Interest Payment and Note Interest Arrearage payable on such Payment Date and the then Aggregate Note Principal Balance.

Person:  An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

Plan:  An “employee benefit plan”, as such term is defined in Section 3(3) of ERISA, established or maintained by Issuer or any ERISA Affiliate or as to which Issuer or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

Prepayment:  Any mandatory or optional prepayment of principal of the Notes made in accordance with the terms of the Indenture.

Prime Rate:  The rate announced by Wachovia Bank, from time to time, as its “prime rate” or “base rate” in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia Bank in connection with extensions of credit to debtors.

Proceeding:  Any suit in equity, action at law, or other judicial or administrative proceeding.

Proceeds:  “Proceeds”, as such term is defined in Section 9-102(a)(3) of the UCC as in effect in the State of New York and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Issuer from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Issuer from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any Governmental Authority (or any Person acting under color of Governmental Authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

Rated Institutional Noteholder:  An institutional Noteholder whose long term unsecured debt obligations are then rated BBB- or better by S&P and Baa-3 or better by Moody’s.

Rating Agency or Rating Agencies:  Each of S&P and Moody’s.

Record Date:  With respect to any Payment Date, the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.

Related Assets:  With respect to any Transferred Container, all of the following: (i) all Casualty Proceeds, Sales Proceeds and Container Revenues related thereto, (ii) all right, title and interest in and to, but none of the obligations under, any agreement with the manufacturer of such Container or any third party with respect to such Container, and all amendments, additions and supplements hereafter made with respect to such Container, (iii) all right, title and interest in and to (but none of the obligations under) the Equipment Management Agreement, the Master Lease and any other Lease Agreement to which such Container is subject (to the extent, but only to the extent, that the Equipment Management Agreement, the Master Lease or other Lease Agreement relates to such Container), including, without limitation, pursuant to the 2006 Assignment, Assumption and Delegation Agreement and Seller’s interest in end user leases described in the Assignment of Security Interest and under all amendments, additions and supplements thereto, (iv) that portion of the Class B Quota Dividends attributable to such Container, (v) all other security interests or liens and property subject thereto from time to time purporting to secure payment of obligations under the Lease Agreements (to the extent, but only to the extent, attributable to such Container), (vi) all letters of credit, guarantees, Supporting Obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of obligations under any Lease Agreement (to the extent, but only to the extent, attributable to such Container), (vii) any Casualty Proceeds and other insurance proceeds received with respect to such Container, (viii) all books and records relating to such Container, and (ix) all payments, proceeds and income of the foregoing or related thereto.

Released Assets:  Released Containers and Related Assets.

Released Container:  A Container transferred by the Issuer to the Seller.

Required Deposit Rating:  With regard to an institution, the short-term unsecured senior debt rating of such institution is in the highest category by each Rating Agency.

Reserve Amount:  This term shall have the meaning set forth in Section 309(a) of the Indenture.

Restricted Cash Account: This term shall have the meaning set forth in Section 309 of the Indenture.

Rule 144A:  Rule 144A under the Securities Act, as such rule may be amended from time to time.

S&P:  Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.

Sale:  This term shall have the meaning set forth in Section 816 of the Indenture.

Sales Proceeds:  The gross proceeds of the sale or other disposition of a Managed Container or Casualty Proceeds, if any, in respect of a Managed Container, less commissions, administrative fees, handling charges or other similar amounts paid, or to be paid, to third parties in connection with the sale or other disposition as determined in the sole discretion of the Manager; provided, however, that to the extent that any such commission, administrative fees, handling charges or other similar amount is to be paid to an Affiliate of the Manager, the amount of such fee or other charge shall not exceed the amount that would have otherwise been payable to an independent third party in an arms’-length transaction.

Sanctioned Container:  Any Container leased to a Sanctioned Person or Sanctioned Country.

Sanctioned Country:  A country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sactions/ index.html, or as otherwise published from time to time

Sanctioned Person:  (i) A person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac /sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

SCL:  Sea Containers Ltd., a company organized and existing under the laws of Bermuda.

SCL Group:  SCL and its Consolidated Subsidiaries.

Securities Act:  The Securities Act of 1933, as amended from time to time.

Securities Entitlements:  This term shall have the meaning set forth in Section 8-102(a)(17) of the UCC as in effect in the State of New York on the 2006 Closing Date.

Securities Intermediary:  This term shall have the meaning set forth in Section 8-102(a)(14) of the UCC as in effect in the State of New York on the 2006 Closing Date.

Security Agreements:  The Security Agreement, dated as of May 1, 1998 between SCL and GE SeaCo, and the Security Agreement, dated as of May 1, 1998 between SCL and GE SeaCo Services Ltd.

Seller:  Sea Containers Ltd., a company organized and existing under the laws of Bermuda, and its successors and permitted assigns.

Series 2006 Notes:  The $53,744,902.16 principal amount of Notes issued on the 2006 Closing Date.

Shareholders Agreement:  The amended and restated shareholders agreement, dated as of the 2006 Closing Date, among Sea Containers Ltd., AMACAR Investments, LLC and AMACAR Group LLC.

SPC Parent:  SPC Holdings Ltd., a company organized under the laws of Bermuda.

State:  Any state of the United States of America and, in addition, the District of Columbia.

Subsidiary:  A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

Supporting Obligation:  This term shall have the meaning set forth in Section 9 102(a)(77) of the UCC as in effect in the State of New York.

Tape:  This term shall have the meaning set forth in Section 3.9.4 of the Management Agreement.

Taxes:  This term shall have the meaning set forth in Section 210(a) of the Indenture.

Term:  This term shall have the meaning set forth in Section 6 of the Management Agreement.

Transaction Documents:  Any and all of the Indenture, the Notes, the Management Agreement, the Contribution and Sale Agreement, the 2006 Assignment, Assumption and Delegation Agreement, the 2001 Note Purchase Agreement, the 2006 Note Purchase Agreement, the Administration Agreement, the Director Services Agreement, the Assignment of Security Interests, the Non-Recourse Pledge Agreement, the 2006 SPC Pledge Agreement, the Interest Rate Hedge Agreements, the Instruction Letter, all other transaction documents and any and all other agreements, documents and instruments executed and delivered by or on behalf or support of Issuer with respect to the issuance and sale of the Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

Transfer Date:  The date on which a Container is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement.

Transferred Assets:  Transferred Containers and Related Assets collectively.

Transferred Container:  A Container transferred at any time (whether before, on or after the 2006 Closing Date) by the Seller to the Issuer, and including, without limitation, all of the Managed Containers.

Trigger Event:  This term shall have the meaning set forth in Section 1201 of the Indenture.

Trust Account:  The account or accounts established by the Issuer for the benefit of the Indenture Trustee pursuant to Section 302 of the Indenture.

2001 Closing Date:  July 16, 2001.

2001 Note Purchase Agreement:  Note Purchase Agreement, dated as of July 16, 2001 among the Issuer, the Manager, Variable Funding Capital Company LLC (formerly known as Variable Funding Capital Corporation) and First Union Securities, Inc.

2006 Assignment, Assumption and Delegation Agreement:  Assignment, Assumption and Delegation Agreement, dated as of the 2006 Closing Date.

2006 Closing Date:  October 3, 2006.

2006 Note Purchase Agreement:  The Note Purchase Agreement dated as of the 2006 Closing Date, among the Issuer, the Manager and the Initial Series 2006 Noteholders named therein.

2006 SPC Pledge Agreement:  The Non-Recourse Pledge Agreement, dated as of the 2006 Closing Date, by SPC Parent in favor of the Indenture Trustee, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms and the terms of the Transaction Documents.

UCC:  The Uniform Commercial Code as the same may, as indicated in the Transaction Documents, be in effect in the State of New York. In the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

Unit Manager:  The Person performing the duties of Unit Manager under the Equipment Management Agreement, initially SCL.

Wachovia:  Wachovia Capital Markets, LLC, and its permitted successors and assigns.

Wachovia Bank:  Wachovia Bank, National Association, a national bank chartered by the Comptroller of the Company, and its permitted successors and assigns.

Weighted Average Age:  For any date of determination shall be equal to (a) Accumulated Depreciation divided by (b) Depreciation Expense. For the Managed Containers, Weighted Average Age will be determined with respect to Eligible Containers only. For the Container Fleet, Weighted Average Age will be determined with respect to the entire Container Fleet.